UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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Markel Corporation
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MARKEL CORPORATION
Notice of Annual Meeting of Shareholders
To the Shareholders of Markel Corporation:
Notice is hereby given that the 2020 Annual Meeting of Shareholders of Markel Corporation (the Company) will be held at Altria Theater, 6 North Laurel Street, Richmond, Virginia, on Monday, May 11, 2020, starting at 4:30 p.m. EDT.
The purposes for which the meeting is being held are:

1.	To elect the director nominees listed in the accompanying proxy statement to the Board of Directors to serve until the next annual meeting of shareholders;

2.	To hold an advisory vote on executive compensation;

3.	To approve the Company’s 2020 Employee Stock Purchase Plan;

4.	To ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the year ending December 31, 2020; and

5.	To transact such other business as may properly come before the meeting.
This year, we are again taking advantage of the Securities and Exchange Commission rule allowing shareholders to receive proxy materials over the Internet. We have mailed to most beneficial owners of our shares a notice of availability of proxy materials. Shareholders can request a paper or e-mail copy of the proxy materials by following the instructions in the notice. In any case, it is important that your shares be represented and voted. Whether or not you expect to attend the meeting in person, you are requested to promptly vote and submit your proxy by phone, via the Internet, or, if you have received a paper copy of the proxy materials by mail, by signing, dating, and returning your proxy card in the envelope provided, on which no postage is needed if mailed in the United States.
A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2019 is being mailed with this Notice and the Proxy Statement to shareholders receiving paper copies.
You are cordially invited to attend the meeting. Directions to attend the meeting may be obtained by writing Investor Relations, at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060, by calling (800) 446-6671 or by emailing investorrelations@markel.com.

By Order of the Board of Directors
Richard R. Grinnan Secretary
March 24, 2020
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2020
The Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.markel.com/proxymaterials.

MARKEL CORPORATION
4521 Highwoods Parkway
Glen Allen, Virginia 23060

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 11, 2020

The accompanying proxy is solicited by the Board of Directors (the Board) of Markel Corporation for use at the Annual Meeting of Shareholders of the Company to be held May 11, 2020, or any adjournments of the meeting, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. A Notice of Internet Availability of Proxy Materials (the E-Proxy Notice), containing instructions on how to access this Proxy Statement and our Annual Report online, was mailed to most of the Company’s shareholders on or about March 24, 2020. On that date, we also began mailing a full set of proxy materials to other shareholders, including those shareholders who had previously requested paper copies of our proxy materials.
If you received the E-Proxy Notice by mail, you will not automatically receive a paper copy of the proxy materials or the Annual Report to Shareholders. Instead, the E-Proxy Notice instructs you how you may access and review all of the important information contained in the proxy materials, including the Company’s Annual Report to Shareholders. The E-Proxy Notice also instructs you how you may submit your proxy. If you would like to receive a paper or e-mail copy of our proxy materials, including our Annual Report to Shareholders, you should follow the instructions for requesting such materials included in the E-Proxy Notice.
Record Date
The Board has fixed the close of business on March 3, 2020, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. Each holder of record of the Company’s Common Stock, no par value (the Common Stock), on the record date will be entitled to one vote for each share registered in his or her name with respect to each matter properly brought before the meeting. As of the close of business on the record date, 13,780,812 shares of Common Stock were outstanding and entitled to vote at the meeting. A majority of the outstanding shares of Common Stock on the record date constitutes a quorum for the meeting. Abstentions and broker non-votes are counted in determining a quorum.
Solicitation
If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication or personal interview by directors, officers and employees of the Company, none of whom will receive additional compensation for these services. The Company may retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not have plans to do so. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of shares held by them.
Proxies
The shares represented by all properly executed proxies received by the Secretary of the Company will be voted as set forth in the proxy. Any proxy may be revoked at any time before the shares to which it relates are voted, either by written notice (which may be in the form of a substitute proxy bearing a later date delivered to the secretary of the meeting) or by attending the meeting and voting in person.

Votes Required
Directors will be elected by a majority of the votes cast, unless the election is contested. A majority of votes cast means that the number of shares voted for a director exceeds the number of votes cast against the director. In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of the votes cast. If there are more persons properly nominated for election than the number of available Board positions, then the nominees receiving the most votes will be elected for the available positions. The approval, on an advisory basis, of executive compensation requires more votes in favor than votes against. The approval of the Company’s 2020 Employee Stock Purchase Plan requires more votes in favor than votes against. The ratification of the selection of the Company’s independent registered public accounting firm requires more votes in favor than votes against. Broker discretionary voting is permitted only for the proposed ratification of the selection of the Company’s independent public registered accounting firm. Broker non-votes and abstentions will not be counted as votes in favor or against any of the items presented.

ELECTION OF DIRECTORS
Nominees
Eleven directors are nominated for election to the Board for a one-year term expiring at the 2021 Annual Meeting of Shareholders or until their respective successors are elected. The Board currently consists of fourteen members.
Each of Alan I. Kirshner, Michael J. Schewel and Debora J. Wilson is not standing for re-election at the 2020 Annual Meeting of Shareholders. Consequently, each of Mr. Kirshner, Mr. Schewel and Ms. Wilson will cease to be a director of the Company effective as of the adjournment of the 2020 Annual Meeting of Shareholders. The Board will not be nominating a director to stand for election as successor to Mr. Kirshner, Mr. Schewel or Ms. Wilson at the 2020 Annual Meeting of Shareholders. Rather, by resolution in accordance with the Company’s Bylaws, the Board has adopted and approved a reduction in the size of the Board by three and fixed the number of directors of the Corporation at eleven, effective as of the adjournment of the 2020 Annual Meeting of Shareholders. As a result, no more than eleven directors can be elected at the 2020 Annual Meeting of Shareholders.
All of the Company’s current directors were elected by the shareholders at the 2019 Annual Meeting of Shareholders, except for Harold L. Morrison, Jr., who was elected by the Board, effective as of January 1, 2020. All of the Company’s current directors, other than Mr. Morrison, attended the 2019 Annual Meeting of Shareholders, and all nominees are expected to attend the 2020 Annual Meeting of Shareholders, absent unusual circumstances.
Each of the nominees has consented to being named as a nominee in this Proxy Statement, has agreed to serve if elected, and has furnished to the Company the information set forth in the following table.
The Board recommends a vote FOR the election of the nominees named below. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve for any reason (which is not now anticipated), the Board will name a substitute nominee, and the proxies will vote for that person.
The Board believes that each nominee possesses integrity; leadership and policy making experience; the communication and interpersonal skills necessary to function effectively as a member of a decision-making body; and the ability to act in the best interests of the shareholders in order to serve the Company. In addition, the nominees collectively bring to the Board a combination of business and financial expertise, government or community service, and diversity of experience and of background to equip the Board to deal with the range of issues it must address.

Name, Age, Positions with the Company or Principal Occupation For Past Five Years, and Other Information	Director Since

K. BRUCE CONNELL, 67
Retired; Executive Vice President and Group Underwriting Officer of XL Capital Ltd.; Chief Executive Officer of XL Financial Products and Services Ltd.; Executive Vice President and Chief Underwriting Officer of XL Re Ltd. (Bermuda); and Chief Underwriting Officer of XL Europe Ltd., from 1990 to 2002. Director, Alterra Capital Holdings Limited and predecessors from 2007 to 2013. From 1974 to 1990, Mr. Connell served in various underwriting positions at Royal Assurance Zurich, General Re Corporation and Trenwick Group, Ltd. Mr. Connell is a veteran insurance and reinsurance executive with over 30 years of experience in the industry. During this time, he held positions ranging from underwriter to chief executive officer. With his extensive experience, knowledge and understanding of complex and innovative industry issues, Mr. Connell is a valued contributor to the Board.
2013

THOMAS S. GAYNER, 58
Co-Chief Executive Officer since January 2016; President and Chief Investment Officer from May 2010 to December 2015; Director from 1998 to 2004; Director, Cable One, Inc., Colfax Corporation and Graham Holdings Company; and Chairman of the Board, Davis Series Mutual Funds. Mr. Gayner also serves on the board of the non-profit entity the Community Foundation of Richmond, and he is a member of the Investment Advisory Committee of the Virginia Retirement System. Prior to joining the Company in 1990, Mr. Gayner was a certified public accountant at PricewaterhouseCoopers LLP and a Vice President of Davenport & Company of Virginia. Mr. Gayner brings executive management experience, in-depth knowledge of the Company and insight into the Company’s strategic investment opportunities to the Board and its deliberations.
2016

STEWART M. KASEN, 80
Retired; President and Chief Executive Officer, S&K Famous Brands, Inc., a clothing retailer headquartered in Richmond, Virginia, from April 2002 to May 2007. Director, Gordmans Stores, Inc., from September 2011 to November 2017. Director, Retail Holdings NV. In March 2017, Gordmans Stores, Inc. filed a petition for voluntary relief under Chapter 11 of the U.S. Bankruptcy Code. In February 2009, almost two years after Mr. Kasen’s retirement, S&K Famous Brands, Inc. filed a petition for voluntary relief under Chapter 11 of the U.S. Bankruptcy Code. Director, Lenox Group, Inc., from 2000 to 2010 (Chairman of the Board, from 2007 to 2009). In November 2008, Lenox Group, Inc. filed a petition for voluntary relief under Chapter 11 of the U.S. Bankruptcy Code. Mr. Kasen has over 40 years of experience in retailing, having served as chief executive officer of four retail companies before his retirement in 2007. He has been a member of the Board since the Company initially went public and has participated in the oversight of the growth of the Company’s operations during that period. He has both long experience with the Company and an extensive management and retailing background to assist in overseeing the Company’s operations and strategy.
1987

DIANE LEOPOLD, 53
Executive Vice President and Co-Chief Operating Officer, Dominion Energy, from December 2019 to present. Prior to this, Ms Leopold was President and Chief Executive Officer of Dominion Energy’s Gas and Infrastructure Group from January 2017 and Executive Vice President of Dominion Energy, Inc. from May 2017 to present. Ms. Leopold served as President of Dominion Energy, Inc. from 2014 to 2016 and Senior Vice President of Dominion Energy Transmission from 2012 to 2013. Prior to her more recent roles, Ms. Leopold served for over five years in various roles involving Business Development, Generation Construction, Power Generation Operations and Financial Management. Ms. Leopold also serves on the Board of Trustees of Virginia Union University and serves as a director on the board of Dominion Energy Midstream Partners MLP (which became a wholly-owned subsidiary of Dominion Energy in January 2019). Ms. Leopold’s business units within Dominion Energy distributes electricity and natural gas to approximately 4.0 million customer accounts in seven states, and operates nearly 15,000 miles of gathering, storage and transmission pipeline, and one of the largest underground storage complexes in the United States. Ms. Leopold’s leadership and management experience also serve to enrich and expand perspectives of the Board.
2018

LEMUEL E. LEWIS, 73 Retired; Executive Vice President and Chief Financial Officer, Landmark Communications, Inc., a privately held media company, from January 2000 to July 2006. Director, Dollar Tree Stores, Inc. Mr. Lewis’ business career was primarily spent in the media business, where he had both operational and financial responsibilities and he brings insights from both areas of experience to Board deliberations. He also has served as chairman of the board and a member of the audit committee of the Federal Reserve Bank of Richmond and as a director of three other public companies.	2007

Name, Age, Positions with the Company or Principal Occupation For Past Five Years, and Other Information	Director Since
ANTHONY F. MARKEL, 78
Vice Chairman since May 2008; President and Chief Operating Officer from March 1992 to April 2008. Director, Hilb, Rogal & Hobbs Company, from 1998 to 2008. Mr. Markel has been employed by the Company since 1964 and has been a member of its senior leadership team since it went public, with a focus on operations. He has held numerous leadership positions in the insurance industry (including as a member of the Board of Governors of the Property Casualty Insurance Association of America from 2002 to 2009) and has served as a director of Hilb, Rogal & Hobbs Company, another public company involved in the insurance business, before its acquisition by Willis Group Holdings PLC. Mr. Markel provides an exceptional breadth of industry-relevant experience to the Board and its deliberations.
1978

STEVEN A. MARKEL, 71
Vice Chairman since March 1992. Director, Union First Market Bankshares Corporation, from 2010 to 2013; and Director, S&K Famous Brands, Inc., from 1996 to 2009. Mr. Markel has been employed by the Company since 1975 and has been a member of its senior leadership team since it went public, with a focus on finance and investments. He also has served as a director of other public companies (Union First Market Bankshares Corporation and S&K Famous Brands). Mr. Markel’s knowledge of the Company’s financial operations and of the investment environment in which the Company operates contributes to the Board’s oversight and understanding of the Company’s financial position.
1978

DARRELL D. MARTIN, 71 Retired; Executive Vice President from May 2005 to September 2009; Chief Financial Officer from 1988 to 2005; Director, from 1991 to 2004. Mr. Martin is a former partner at KPMG, in addition to his long service as the Company’s Chief Financial Officer and as a Director. He acted in an advisory and consulting role for the Company after he stepped down as Chief Financial Officer, and now serves solely as a Board member. He brings financial and accounting expertise to the Board, in addition to his in-depth knowledge of the Company’s operations.	2009

HAROLD L. MORRISON, JR., 62
Retired; Senior Vice President, Chubb Group and Division President, Field Operations, North America Insurance of Chubb Insurance Company from 2016 to 2017. Mr. Morrison served as Executive Vice President of The Chubb Corporation, Chief Global Field Officer from 2008 to 2016. In 2011, he took on the additional role of Chief Administrative Officer, responsible for the company’s global field organization, worldwide human resources and administrative services. Mr. Morrison joined Chubb in 1984, and during the course of his career held a number of managerial and leadership positions with increasing responsibility. He is a proven industry leader, who brings deep administrative and operational experience on a global level to the Board.
2020

MICHAEL O’REILLY, 76
Retired; Chairman of the Board of Alterra Capital Holdings Limited from May 2010 to May 2013. Mr. O’Reilly served as the Chairman of the Board of Harbor Point Limited, a predecessor of Alterra, from March 2010 to May 2010 and was its Deputy Chairman from December 2005 to March 2010. From December 2002 to December 2008, he was Vice Chairman of The Chubb Corporation and from October 2002 to November 2008, he was its Chief Financial Officer, having held various positions in the investment department of that company from 1969 until he assumed the position of Chief Investment Officer in 1986. With his experience, including serving as Vice Chairman and Chief Financial Officer of Chubb, one of the largest property and casualty insurance companies in the world, he is a significant contributor to the Board.
2013

RICHARD R. WHITT, III, 56
Co-Chief Executive Officer since January 2016; President and Chief Operating Officer from May 2010 to December 2015. Mr. Whitt also serves on the board of the World Affairs Council of Richmond, the Virginia Tech Foundation, and he is a member of the Advisory Board for the Virginia Tech Department of Accounting and Information Systems. Prior to joining the Company in 1991, Mr. Whitt worked at KPMG in their audit practice, and he has held the CPA and CPCU designations. Mr. Whitt brings executive management experience, in-depth knowledge of the Company and industry-relevant experience to the Board and its deliberations.

2016
Family Relationships
Anthony F. Markel and Steven A. Markel are first cousins.

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), we are asking shareholders to approve the following non-binding advisory resolution at the 2020 Annual Meeting of Shareholders:
RESOLVED, that the compensation paid to the Company’s named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.
While this vote is non-binding, the Board and the Compensation Committee, which is comprised of independent directors, will take the outcome into account in considering future executive compensation arrangements.
The Board recommends a vote FOR approval of the Company’s executive compensation.

APPROVAL OF MARKEL CORPORATION 2020 EMPLOYEE STOCK PURCHASE PLAN
Background
We are asking shareholders to approve the Markel Corporation 2020 Employee Stock Purchase Plan (the ESPP), which the Board has approved and submitted for the approval of our shareholders. We believe that the ESPP will be a key benefit for our employees and will enhance our ability to attract and retain our employees and align their interests with those of our shareholders.
Currently, we maintain the 2016 Employee Stock Purchase and Bonus Plan (the 2016 Plan), under which our employees and non-employee directors are permitted to purchase our Common Stock through payroll deductions or lump-sum payments at the current market price at the time of purchase without any discount. Participating employees and non-employee directors receive a stock bonus of ten percent of the net increase in shares of our Common Stock purchased under the 2016 Plan during a given year. Prior to May 16, 2019, the 2016 Plan included a loan program that was available only to employees who were not executive officers. Under the loan program, employees were able to take loans from the Company to purchase Common Stock under the 2016 Plan. Employees who did so received a stock bonus equal to five percent of the number of shares purchased with their loans. Employees who have taken loans under the loan program prior to May 16, 2019 remain eligible to receive cash incentive payments equal to a percentage of their loan balances if certain performance goals are achieved. The 2016 Plan does not qualify as a tax-advantaged “employee stock purchase plan” under the Internal Revenue Code.
We are seeking approval of the ESPP to replace the 2016 Plan. For the first time, the ESPP will include a component that is intended to qualify as an “employee stock purchase plan” under the Internal Revenue Code (the Qualified Plan Component), in addition to a component that will not qualify as an “employee stock purchase plan” under the Internal Revenue Code (the Non-Qualified Plan Component). The ESPP will also eliminate the stock bonus feature under the 2016 Plan and instead will offer employees and non-employee directors the ability to purchase our Common Stock at a discount (a 15% discount under the Qualified Plan Component and a 10% discount under the Non-Qualified Plan Component, as further described below). The ESPP will not include a loan program.
Key Provisions of the Qualified Plan Component of the ESPP

•	Purchase price is at least 85% of fair market value (i.e., closing price) of our Common Stock on the grant date or the purchase date (whichever is lower)

•	Offering periods are expected to run in consecutive, non-overlapping calendar quarters and in any event will never exceed 27 months

•	Participation by employees of Markel Service, Incorporated and any other designated subsidiary

•	An annual limitation on the value of shares that may be purchased during any calendar year equal to $25,000 per year

•	The number of shares allocated to the Qualified Plan Component (125,000) is less than 1% of our outstanding common shares

Key Provisions of the Non-Qualified Plan Component of the ESPP

•	A purchase price discount of 10% of the fair market value (i.e., closing price) of our Common Stock on the purchase date and no company matching contributions

•	Offering periods are expected to run in non-overlapping monthly periods and in any event will never exceed 27 months

•	Broad-based participation by employees of the Company and its designated subsidiaries as well as non-employee members of the Board

•
A $25,000 limitation on employee payroll deduction contributions during any pay period, an $150,000 limitation on lump sum contributions per monthly offering period, and a limitation on non-employee director contributions equal to their annual cash fees from the Company

•	The number of additional shares allocated to the Non-Qualified Plan Component (125,000) is less than 1% of our outstanding common shares
If approved by the shareholders, the ESPP will be effective on May 18, 2020 and no further shares will be purchased by employees or non-employee directors under the 2016 Plan on or after that date. However, any outstanding stock bonus awards relating to Common Stock purchased on or prior to May 18, 2020 will remain outstanding and payable after that date and cash incentives relating to loans taken under the loan program prior to May 16, 2019 will continue to be payable in accordance with the terms of the 2016 Plan. The first offerings under the ESPP would begin on July 1, 2020.
Summary of the ESPP
The following general description of material features of the ESPP is qualified in its entirety by reference to the provisions of the ESPP set forth in Appendix A.
Eligibility
Our executive officers and our other employees will only be eligible to participate if they are employed by Markel Corporation or a designated subsidiary. The administrator designates which subsidiaries are eligible to participate in each component of the ESPP. Unless determined otherwise by the administrator, Markel Service, Incorporated is the only subsidiary that will participate in offerings under the Qualified Plan Component.
The Company has the right to exclude the following employees from offerings under the Qualified Plan Component: employees who have been employed for less than two years, are customarily employed 20 hours or less per week, are customarily employed for not more than five months during a year, are highly compensated or subject to Section 16 of the Exchange Act, or who are citizens or residents of certain foreign jurisdictions. Employees failing to meet eligibility conditions established by the administrator may be excluded from offerings under the Non-Qualified Plan Component. In addition, employees who beneficially own 5% or more of the total combined voting power of all classes of our capital stock are excluded from participating in the Qualified Plan Component. Our non-employee directors are eligible to participate only in the Non-Qualified Plan Component if they elect to do so.
As of March 3, 2020, approximately 3,000 employees (including 11 executive officers) would have been eligible to participate in the Qualified Plan Component of the ESPP if it had been in effect as of such time.
As of March 3, 2020, approximately 18,900 employees (including 11 executive officers) and approximately 9 non-employee directors would have been eligible to participate in the Non-Qualified Plan Component of the ESPP if it had been in effect as of such time.
Administration
The ESPP will be administered by the Compensation Committee of the Board or its authorized delegate. The administrator will have full and exclusive authority to interpret the terms of the ESPP and determine eligibility.

Share Reserve
The maximum aggregate number of shares that may be issued pursuant to the Qualified Plan Component will be 125,000 shares and the maximum number of shares that may be issued pursuant to the Non-Qualified Plan Component will be an additional 125,000 shares, for a combined total of 250,000 shares, which is less than 2% of our outstanding common shares. Shares that are reserved under the Qualified Plan Component may not be issued under the Non-Qualified Plan Component, and vice versa. Shares purchased under the ESPP may be newly issued shares, treasury shares, or shares purchased in the open market, or any combination thereof.
As of March 3, 2020, a total of approximately 100,250 shares were still available to be issued under the 2016 Plan, out of which approximately 1,500 shares are expected to be issued pursuant to estimated future stock purchases through May 17, 2020 and estimated future stock bonuses relating to stock purchases during 2020 under the 2016 Plan. These estimates are subject to movements in our stock prices, employee withdrawals and other factors we cannot predict. As a result, if our shareholders approve the ESPP, the total shares that we estimate may be issued under the 2016 Plan that is expected to end on May 17, 2020 and in the future under the ESPP are not expected to exceed 256,500 shares, which represents approximately 2% of the total number of common shares of the Company outstanding as of March 3, 2020.
The ESPP does not include an evergreen provision that would permit the administrator to periodically increase the number of shares available for grants thereunder without shareholder approval.
Contributions and Purchases
The ESPP will permit employee participants to purchase Common Stock through payroll deductions or (for non-qualified offerings only) lump-sum payments and non-employee directors to purchase Common Stock through contributions of their cash retainer fees for services on the Board. Employee payroll deduction contributions may not exceed $25,000 during any pay period, lump sum contributions may not exceed $150,000 for any monthly offering period, and non-employee director contributions for offerings during any calendar year may not exceed the total amount of the cash retainer fees received by the non-employee director during the year. For purposes of determining payroll deductions, employee compensation will be determined by the administrator for each offering. Subject to the eligibility requirements discussed above, an employee participant may purchase a maximum of 50 shares of Common Stock during any qualified offering period. The qualified offering periods generally last a calendar quarter and will start on the first trading day on or after January 1, April 1, July 1 and October 1 of each year, with the first qualified offering period beginning July 1, 2020. Non-qualified offering periods generally last a month and will start on the first trading day on or after the 16th day of each month and will end on the last trading day on or before the 15th day of the following month; provided that the first non-qualified offering period will begin on July 1, 2020 and end on July 15, 2020. The administrator may, in its discretion, modify the terms of future offering periods, provided that no offering period may be longer than 27 months.
Amounts deducted and accumulated by the participant will be used to purchase shares of our Common Stock at the end of each offering period. The purchase price of the shares in each qualified offering will be 85% of the lower of the fair market value (i.e., closing price) of our Common Stock on the first trading day of the offering period or on the last trading day of the offering period. The purchase price of the shares in each non-qualified offering will be 90% of the fair market value (i.e., closing price) of our Common Stock on the last trading day of the offering period. The administrator may reduce the size of the discounts for future offering periods.
No employee will have the right to purchase shares of our Common Stock under the Qualified Plan Component or under any other “employee stock purchase plan” (within the meaning of section 423 of the Code) of Markel or any of its subsidiaries at a rate which exceeds $25,000 of the fair market value of such stock for any calendar year, determined as of the first day of the relevant offering period.
Withdrawal and Termination of Participation
Participants may end their participation at any time during an offering period, and will be given the choice either to be paid their accrued payroll deductions or other contributions that have not yet been used to purchase shares or to purchase shares at the end of the offering period with whatever payroll deductions or other contributions that have been made to that point. Participation will also end automatically upon termination of employment or board service with us and accumulated contributions will be automatically paid in cash to the former employee or non-employee director in such case.

Restriction on Transfers
A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP. Any shares purchased under the ESPP may not be sold or otherwise disposed of for one year after such purchase.
Adjustments
In the event of certain changes in our capitalization, to prevent dilution or enlargement of the benefits or potential benefits available under the ESPP, the administrator will make adjustments to one or more of the number and class of shares that may be delivered, the applicable purchase price for shares, and/or the numerical share limits, pursuant to the ESPP.
Change in Control
In the event of a change in control of the Company (as defined in the ESPP), unless the ESPP is assumed by the surviving or acquiring corporation, any offering period then in progress will be shortened and will terminate immediately prior to such change in control unless the administrator otherwise determines. The administrator will notify participants of the new exercise date, at which time any participant’s purchase rights will be automatically exercised unless the participant has earlier withdrawn from the offering period.
New Plan Benefits
Participation in the ESPP will be optional and completely within the discretion of our eligible employees and non-employee directors, and therefore the number of shares that we may issue under the ESPP cannot be determined in advance.
Summary of Material U.S. Federal Income Tax Considerations
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the ESPP. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside, or events that may result in additional income or excise taxes, for example under Sections 409A or 280G of the Code. As a result, tax consequences for any particular participant may vary based on individual circumstances.
The rights of participants to make purchases under the Qualified Plan Component of the ESPP are intended to qualify under the provisions of Section 423 of the Code. Assuming such qualification, no income will be taxable to a participant until the sale or other disposition of shares purchased under the Qualified Plan Component. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period of such shares prior to disposing of them.
If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time such sale or disposition over the purchase price of such shares or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for at least the holding periods described above but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase our shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.
Any sale or other disposition of shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, and we will be entitled to an income tax deduction for such ordinary income. Any additional gain or loss on such sale or disposition will be a long-term or short-term capital gain or loss, depending on the holding period following the date the shares were purchased by the participant prior to such sale or disposition, and we will not be entitled to an income tax deduction for any such capital gain.

The rights of participants to make purchases under the Non-Qualified Plan Component of the ESPP do not qualify under the provisions of Section 423 of the Code. Upon purchase of shares under the Non-Qualified Plan Component, a participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, and we will be entitled to an income tax deduction for such ordinary income. Such income will be subject to tax withholding if the participant is an employee. Upon sale or disposition of such shares, the participant will recognize a capital gain or loss on such sale or disposition relative to the participant’s basis in such shares, which will be long-term or short-term capital gain or loss depending on the holding period following the date the shares were purchased by the participant prior to such sale or disposition.
Other Information
The ESPP was adopted by the Board on February 19, 2020, subject to shareholder approval. The Board may at any time amend, suspend or terminate the ESPP. The ESPP will continue in effect for an indefinite term from the effective date unless terminated by the Board.
On March 3, 2020, the closing price on the New York Stock Exchange (NYSE) of our Common Stock was $1,239.81 per share.
The Board recommends a vote FOR approval of the Company’s 2020 Employee Stock Purchase Plan.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP has been selected by the Audit Committee of the Board as the independent registered public accounting firm of the Company for the current fiscal year, subject to ratification by the shareholders. KPMG LLP has served as the Company’s independent registered public accounting firm since 1980. Representatives of KPMG LLP are expected to be present at the 2020 Annual Meeting of Shareholders, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders. If the shareholders do not ratify the selection of KPMG LLP, the selection of another firm will be considered by the Audit Committee.
The Board recommends a vote FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year.
Total Payments
Total payments by the Company to KPMG LLP for 2019 and 2018 were $10,417,420 and $9,265,960, respectively. Further details are set forth below.
Audit Fees
The aggregate fees billed to the Company by KPMG LLP for audit services for 2019 and 2018 were $8,887,130 and $8,469,300, respectively.
Audit-Related Fees
The aggregate fees billed to the Company by KPMG LLP for audit-related services for 2019 and 2018 and not otherwise reported in the preceding paragraph, primarily for employee benefit plan and subsidiary audits and other attestation services, were $730,810 and $491,800, respectively.
Tax Fees
The aggregate fees billed to the Company by KPMG LLP for tax services for 2019 were $495,480, primarily for tax compliance, and for 2018 were $34,860, primarily for tax consulting.
All Other Fees
The aggregate fees billed to the Company by KPMG LLP for all other services for 2019 and 2018 were $304,000 and $270,000, respectively. The nature of the services provided was primarily for actuarial certifications and services in both years. The actuarial certifications and services provided by KPMG LLP consist primarily of providing actuarial opinions and summaries to regulatory authorities after the Company has determined the amount of reserves to be recorded in the financial statements.
Pre-approval of Services
The Audit Committee pre-approves all audit services and permitted non-audit services to be performed by KPMG LLP. The Audit Committee has delegated authority for pre-approval between meetings to one or more of its members, provided any decision to grant pre-approval is presented to the full committee at its next scheduled meeting.

PRINCIPAL SHAREHOLDERS
The following table and footnotes set forth information with respect to beneficial ownership of equity securities of the Company as of March 3, 2020, except as otherwise noted, by: (i) each director or nominee; (ii) each executive officer named in the Summary Compensation Table; (iii) each person known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock; and (iv) all directors and executive officers of the Company as a group (20 persons). For purposes of this table, “beneficial ownership” includes, as required by applicable regulations, shares over which a person has, or shares, voting or investment power. Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person. In addition, except as otherwise indicated, the address for each person named below is c/o Markel Corporation, 4521 Highwoods Parkway, Glen Allen, Virginia, 23060.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Name	Direct Ownership	a	Other Ownership		Total Beneficial Ownership		Restricted Stock Units	b

K. Bruce Connell	2,262		172	[c]	2,434	*	—
Thomas S. Gayner	22,754		2,447	[d]	25,201	*	18,140	[e]
Stewart M. Kasen	2,730		3,028	[f]	5,758	*	—
Alan I. Kirshner	21,392		287	[g]	21,679	*	647
Diane Leopold	711		500	[h]	1,211	*	—
Lemuel E. Lewis	5,277		—		5,277	*	—
Anthony F. Markel	32,364		57,407	[i]	89,771	*	—
Steven A. Markel	91,423		15,000	[j]	106,423	*	—
Darrell D. Martin	11,394		6,900	[k]	18,294	*	—
Harold L. Morrison, Jr.	50		—		50	*	—
Michael O’Reilly	2,416		—		2,416	*	—
Michael J. Schewel	6,260		230	[l]	6,490	*	—
Richard R. Whitt, III	7,141		—		7,141	*	5,255
Debora J. Wilson	2,946		926	[m]	3,872	*	—
Robert C. Cox	158		—		158	*	1,590
Bradley J. Kiscaden	5,162		—		5,162	*	2,588
Jeremy A. Noble	613		—		613	*	619
Linda V. Schreiner	665		—		665	*	874
All directors and executive officers as a group	217,949		86,897		304,846	2.21%	30,812
The Vanguard Group (Pennsylvania corporation) 100 Vanguard Blvd., Malvern, PA 19355[n]	1,224,995		—		1,224,995	8.86%	—
BlackRock, Inc. 55 East 52nd St., New York, NY 10055[o]	917,249		—		917,249	6.60%	—
________________________________

*	Less than 1% of class.

[a]
Includes the following shares subject to pledges: (i) 6,692 shares pledged by Mr. Kirshner as collateral for loans; (ii) 30,000 shares pledged by Anthony F. Markel as collateral for loans; (iii) 40,000 shares pledged by Steven A. Markel as collateral for loans; and (iv) 1,494 shares pledged by Mr. Whitt as collateral for a line of credit for which there is no outstanding balance.

[b]
Restricted Stock Units (RSUs) represent the right to receive unrestricted shares of Common Stock upon the lapse of restrictions, at which point the holders will have sole investment and voting power. RSUs that will not vest within 60 days of the date of the table are not considered beneficially owned for purposes of the table and are therefore not included in the Total Beneficial Ownership column because the holders are not entitled to voting rights or investment control until the restrictions lapse.

[c]	Includes 172 shares held by Mr. Connell’s wife, as to which beneficial ownership is disclaimed.

[d]	Includes 447 shares held as trustee for the benefit of Mr. Gayner’s wife and 2,000 shares held by Mr. Gayner’s wife, in each case, as to which beneficial ownership is disclaimed.

[e]	Of the number shown, 13,997 RSUs have vested, but receipt of the shares has been deferred.

[f]	Includes 3,028 shares held by Mr. Kasen’s wife, as to which beneficial ownership is disclaimed.

[g]	Includes 287 shares held by Mr. Kirshner’s wife, as to which beneficial ownership is disclaimed.

[h]	Includes 500 shares held by Ms. Leopold’s husband, as to which beneficial ownership is disclaimed.

[i]
Includes 36,489 shares held in Grantor Retained Annuity Trusts for which Mr. Markel is trustee and partial beneficiary; 6,220 shares held as trustee under trusts for the benefit of Mr. Markel and his children; and 2,443 shares held in trusts for his children for which Mr. Markel is trustee and partial beneficiary. Mr. Markel disclaims beneficial ownership of these shares except with respect to his interests in the trusts. Includes 8,177 shares held as trustee for the benefit of Mr. Markel’s children as to which beneficial ownership is disclaimed, 2,358 shares held as trustee in a charitable lead unitrust for the partial benefit of Mr. Markel’s children and 1,720 shares held by Mr. Markel’s wife, in each case, as to which beneficial ownership is also disclaimed.

[j]	Includes 15,000 shares held by Mr. Markel’s wife, as to which beneficial ownership is disclaimed.

[k]	Includes 6,900 shares held by Mr. Martin’s wife, as to which beneficial ownership is disclaimed.

[l]	Includes 230 shares held by Mr. Schewel’s wife, as to which beneficial ownership is disclaimed.

[m]
Includes 926 shares held by an irrevocable trust for the benefit of Ms. Wilson’s spouse and children. Ms. Wilson’s spouse and daughter are the trustees of the trust. Beneficial ownership of these shares is disclaimed.

[n]
Based on a Schedule 13G/A dated February 12, 2020. Of the total shares, The Vanguard Group (a Pennsylvania corporation) has sole voting power of 10,358 shares, shared voting power of 5,248 shares, sole dispositive power with respect to 1,210,796 shares and shared dispositive power with respect to 14,199 shares.

[o]	Based on a Schedule 13G/A dated February 5, 2020. Of the total shares, BlackRock, Inc. has sole voting power of 819,360 shares and sole dispositive power with respect to 917,249 shares.

Policy on Hedging and Pledging of Company Stock
In May 2019, the Board adopted an amendment to the Company’s hedging and pledging policy applicable to the Company’s executive officers and directors to prohibit non-employee directors from entering into any pledge transactions covering shares of Company Common Stock. The policy, as amended:

•	prohibits executive officers and directors from engaging in hedging transactions with respect to Company Common Stock through covered call, collar or other derivative transactions;

•
prohibits any individual executive officer or employee director from entering into one or more pledge transactions covering shares of Company Common Stock in excess of 0.75% of the Company’s outstanding common shares;

•	prohibits any non-employee director from entering into any pledge transactions covering shares of Company Common Stock;

•	stipulates that shares of Company Common Stock received as compensation by executive officers and directors may not be pledged; and

•	stipulates that any shares pledged in violation of the policy will not be considered “owned” for purposes of the Company’s stock ownership guidelines.
Compliance with the policy is reviewed by the Nominating/Corporate Governance Committee on an annual basis. On February 18, 2020, the Committee conducted a review of the policy and of the number of shares pledged by the Company’s executive officers and directors, the number of the Company’s outstanding shares and the Company’s average trading volume. The Committee acknowledged that over the last several years the number of shares pledged by executive officers and directors has been substantially reduced. The Committee also acknowledged that, as descendants of Sam Markel, who in the 1930s formed the company that Anthony F. Markel and Steven A. Markel would later take public in 1986, it is not surprising that a significant portion of their net worth is held in the form of Markel stock. Pledging has enabled them to unlock a portion of the value of their stock without having to sell it. Within the constraints set forth in the policy, the Committee affirmed its support of this approach. The Committee reviewed the outstanding pledge balances of each of the Company’s executive officers and directors and confirmed the adequacy of and compliance with the policy.

CORPORATE GOVERNANCE
Board Committees; Meetings; Guidelines and Charters; Director Independence
Committees; Committee Membership
The Company has standing Audit, Compensation and Nominating/Corporate Governance Committees of the Board. The following table reflects the current membership and the chair of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee, respectively:

	Audit	Compensation	Nominating/Corporate Governance

K. Bruce Connell	Member	Member
Stewart M. Kasen	Member	Member
Diane Leopold		Member	Member
Lemuel E. Lewis	Chair		Member
Harold L. Morrison, Jr.	Member	Member
Michael O’Reilly	Member	Member	Chair
Michael J. Schewel	Member		Member
Debora J. Wilson	Member	Chair
Meetings and Attendance
In 2019, the Board and its committees held the following number of meetings:

Board/Committee	Number of Meetings
Board	7
Audit Committee	7
Compensation Committee	4
Nominating/Corporate Governance Committee	4
Each director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by all committees of the Board on which he or she served.
Corporate Governance Guidelines and Committee Charters
The Board has adopted Corporate Governance Guidelines and written charters for the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. Current copies of the Guidelines and the written charters for each of these committees are available to security holders on the Company’s website, www.markel.com/our-governance.
Director Independence Determinations
The Board has determined that, of the current directors, Messrs. Connell, Kasen, Lewis, Martin, Morrison, O’Reilly and Schewel and Mses. Leopold and Wilson are each “independent” of management under the categorical standards for determining independence adopted by the Nominating/Corporate Governance Committee. These categorical standards incorporate applicable independence rules of the NYSE. The Board also has determined that each member of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee, respectively, meets applicable NYSE independence standards for service on those committees. No additional factors were identified that would impair any Compensation Committee member’s ability to make independent judgments about the compensation of the Company’s executive officers.

Under the categorical standards adopted by the Nominating/Corporate Governance Committee, a director is considered independent without further Board determination if the director meets NYSE standards, unless:

•
The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company. Employment as an interim Chairman or Chief Executive Officer or other executive officer will not disqualify a director from being considered independent following that employment.

•
The director has received, or has an immediate family member who has received, during any 12 month period within the past three years, more than $120,000 in direct compensation from the company other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
The director is a current partner or employee of a firm that is the Company’s internal or external auditor; the director has an immediate family member who is a current partner of such a firm; the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•
The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of such other company’s consolidated gross revenues.

•
The director or an immediate family member is a current executive officer of a tax exempt organization that has received contributions from the Company in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of such tax exempt organization’s consolidated gross revenues.

For these purposes, “immediate family” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the person’s home.
Mr. Martin was Chief Financial Officer of the Company from 1988 to 2005 and continued in a part-time advisory and consulting role from 2005 until he was elected to the Board effective October 1, 2009. Mr. Martin has not been employed by the Company for over ten years. He has not been a Section 16 officer of the Company since 2005. He has a son employed by a subsidiary of the Company as a Managing Executive. He is not an “executive officer” as defined in Rule 16a-1(f) under the Exchange Act. After consideration of all the relevant factors, including the length of time since Mr. Martin has been employed on a full-time basis and his son’s position, the Board, on recommendation of the Nominating/Corporate Governance Committee, has determined that Mr. Martin is “independent” for purposes of Board membership.
In 2019, J. Alfred Broaddus, Jr. served as a non-employee director of the Company, a member of the Compensation Committee and the chair of Nominating/Corporate Governance Committee until his retirement as a director, which became effective upon the adjournment of the 2019 Annual Meeting of Shareholders. The Board had determined that, during this period of service, Mr. Broaddus was “independent” of management under applicable NYSE rules and had also met applicable NYSE independence standards for service on those committees.
Board Leadership Structure and Risk Oversight
Mr. Kirshner has served as Chairman of the Board since the Company became a public company in 1986. As previously announced, Mr. Kirshner is retiring as a director and Chairman of the Board at the end of the 2020 Annual Meeting of Shareholders. The Board has selected current Board member and Vice Chairman Steven A. Markel to succeed Mr. Kirshner as the next Chairman of the Board.

Mr. Kirshner also served as our Chief Executive Officer from 1986 through 2015. On January 1, 2016, Mr. Gayner and Mr. Whitt were appointed by the Board as Co-Chief Executive Officers of the Company (Co-CEOs) reporting to Mr. Kirshner, the Company’s Executive Chairman. On August 30, 2016, Mr. Gayner and Mr. Whitt became members of the Board. On April 24, 2018, with approval from the Board, the functions, duties and responsibilities of the Company’s principal executive officer were transitioned from Mr. Kirshner collectively to Mr. Gayner and Mr. Whitt. As Co-CEOs and Board members, Mr. Gayner and Mr. Whitt manage the day-to-day operations of the Company and formulate and implement the long-term strategic direction and initiatives of the Company (including the allocation of capital) in consultation with the other members of the Board.
The Company’s Corporate Governance Guidelines provide for the designation of a Lead Director by the non-employee directors, and Mr. Kasen has been appointed as the Lead Director. The Lead Director presides at meetings of the non-employee directors and is responsible for communicating to the Chairman of the Board regarding the meetings.
In August 2016, the Board adopted changes to the Company’s Corporate Governance Guidelines to address director qualifications. The changes state that continued Board membership of a former Chief Executive Officer of the Company is a matter to be decided in each individual instance, and that when a Chief Executive Officer resigns from that position, he or she should offer to resign from the Board at the same time.
The Audit Committee and the Board are principally responsible for monitoring risk management by the Company. Management regularly reports to the Audit Committee and the Board on litigation risks, underwriting risks, operating risks, reserving issues, investment risks, reinsurance and catastrophe risk management. Management also has established an enterprise risk management committee which periodically reports on its activities to the Audit Committee or the Board. In addition, management reviews with the Compensation Committee the design of the Company’s incentive compensation programs to assist in evaluating whether the programs might encourage the taking of excessive or unnecessary risks in order to earn incentive compensation.
Executive Sessions
The non-employee directors (all of whom are independent) meet in executive session without management at each regularly scheduled Board meeting and at such other times as the non-employee directors deem appropriate.
Communications with Directors
Any security holder or other interested party wishing to communicate with the Board as a whole, the non-employee directors or an individual director should write to “Board of Directors,” “Non-Employee Directors” or the individual director in care of the Company Secretary at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060. Communications from security holders or other interested parties addressed in this fashion will be sent directly to the Board, the non-employee directors or the individual director, as applicable.
Compensation of Non-employee Directors
The following table sets forth compensation for the Company’s non-employee directors for 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

K. Bruce Connell	$95,000	$125,158	$15,000	$235,158
Stewart M. Kasen	$120,000	$125,158	$12,000	$257,158
Diane Leopold	$95,000	$125,158	$23,014	$243,172
Lemuel E. Lewis	$95,000	$125,158	$23,014	$243,172
Darrell D. Martin	$95,000	$125,158	$15,000	$235,158
Harold L. Morrison, Jr.[a]	—	—	—	—
Michael O. Reilly	$95,000	$125,158	$23,014	$243,172
Michael J. Schewel	$95,000	$125,158	$14,014	$234,172
Debora J. Wilson	$95,000	$125,158	$23,014	$243,172

a	Mr. Morrison became a non-employee director, effective as of January 1, 2020, and did not receive any compensation for 2019.

Each non-employee director is paid an annual retainer fee of $95,000, unless the director chooses to receive his or her fee in the form of shares of the Company’s Common Stock, and reimbursement of expenses incurred in connection with attending meetings. The Lead Director, Mr. Kasen, receives an additional annual retainer fee of $25,000. In 2019, Mr. Lewis, Mr. O’Reilly, Ms. Leopold and Ms. Wilson elected to receive their entire retainer fee in the form of shares of the Company’s Common Stock.
Non-employee directors also receive a grant of approximately $125,000 in restricted stock annually, calculated based on the fair market value of the Company’s Common Stock on the grant date. The Company matched up to $15,000 in charitable contributions made by each non-employee director in 2019. All Other Compensation includes the following amounts representing matching gifts: Mr. Connell ($15,000); Mr. Kasen ($12,000); Mr. Lewis ($15,000); Mr. Martin ($15,000); Mr. O’Reilly ($15,000); Mr. Schewel ($6,000); Ms. Leopold ($15,000); and Ms. Wilson ($15,000).
Non-employee directors are also eligible to participate, up to the total amount of fees received by the director, in the Stock Purchase Plan (as defined below under “Stock Purchase and Bonus Plan”). Participating directors receive Stock Bonus Awards in accordance with the terms of that plan equal to 10% of the net increase in shares purchased under the plan in a calendar year. Each of the following directors received bonus shares under the Stock Purchase Plan during 2019 for fees that were elected to be received in the form of shares of the Company’s Common Stock in 2019 with the grant-date fair value for the bonus shares as indicated: Mr. Lewis ($8,014); Mr. O’Reilly ($8,014); Mr. Schewel ($8,014); Ms. Leopold ($8,014); and Ms. Wilson ($8,014).
The Company places a strong emphasis on equity ownership by executive officers and other members of senior management, and in 2012, it extended that philosophy to its Board by adopting stock ownership guidelines for non-employee directors. The guidelines require non-employee directors to acquire and maintain ownership of Common Stock with a value at least equal to five times the annual cash retainer paid. Following an increase in the ownership requirement due to an increase in the annual cash retainer paid, the non-employee directors have five years to comply with the additional ownership expected to be held due to the annual cash retainer increasing. All shares acquired under the Stock Purchase Plan count toward ownership requirements along with any restricted stock granted but not vested. Purchased shares are valued at the higher of cost to the director or market. All current non-employee directors meet the guideline requirements. Newly-elected non-employee directors, if any, are expected to reach the required minimum levels of ownership within five years of their initial election to the Board.
Audit Committee
The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) the performance of the independent auditors and the performance of the Company’s internal audit function. In addition, the Committee provides an avenue for communication between the internal auditors, the independent auditors, financial management and the Board. The Committee meets in executive session at each of its regularly scheduled meetings with key members of management privately as well as with the Managing Director of Internal Audit.
The Board has determined that the following members of the Audit Committee are “audit committee financial experts” as defined by Item 407(d) of Regulation S-K under the Exchange Act: Messrs. Kasen, Lewis and O’Reilly; and that Messrs. Connell, Morrison and Schewel and Ms. Wilson are financially literate. In making this determination, the Board considered, among other things, the experience described under “Election of Directors” above and other relevant experience as summarized below:
Mr. Connell - As Executive Vice President and Group Underwriting Officer of XL Capital Ltd. as well as chief executive and underwriter at various subsidiaries and predecessors to XL Capital Ltd., Mr. Connell has thirty years experience of combined insurance and financial expertise.
Mr. Kasen - As Chief Executive Officer of several publicly traded companies, he has supervised the chief financial officer and/or other accounting personnel in connection with their preparation of financial statements for the companies. He also has served on the audit committee of other publicly traded companies and has had extensive experience as a private investor in reviewing and analyzing financial statements and periodic reports of numerous public and private businesses.
Mr. Lewis - He has over thirty years of business experience and served for over six years as Chief Financial Officer of Landmark Communications, Inc., a privately held media company, with responsibility for the preparation of the company’s financial statements. In addition, he serves or has served as chairman of the board of directors and of the audit committee of the Federal Reserve Bank of Richmond and as a member of the audit committee of two other publicly traded companies.

Mr. Morrison - He has over thirty years of combined insurance, administrative and financial experience. Mr. Morrison served as Senior Vice President, Chubb Group and Division President, Field Operations, North America Insurance of Chubb Insurance Company after previously serving in several other senior executive management positions at Chubb. He is a proven industry leader, who brings deep administrative and operational experience on a global level to the Committee.
Mr. O’Reilly - He has served as Chief Financial Officer of the Chubb Corporation for six years after having previously served as Chief Investment Officer. Mr. O’Reilly’s combination of insurance and financial experience is a valuable asset to the Committee.
Mr. Schewel - As Vice President, General Counsel and Secretary of Tredegar Corporation as well as a former partner of McGuireWoods LLP, an executive officer of a biomass company and the Secretary of Commerce and Trade for the Commonwealth of Virginia, Mr. Schewel’s background as a lawyer, executive and manager provides extensive experience from which to draw as a member of the Committee.
Ms. Wilson - As President and Chief Executive Officer of The Weather Channel, she has supervised financial and accounting personnel in connection with their preparation of the company’s financial statements. She also has served as a member of the audit committee of two other publicly traded companies.
Compensation Committee
The Compensation Committee is appointed by the Board to review and approve corporate goals relevant to compensation for executive officers; evaluate executive officer performance and, in light of that performance, approve annual and long-term compensation; administer incentive stock plans; and approve or recommend executive incentive compensation plans and equity-based plans in which executive officers and members of the Board participate. The Committee also discusses succession planning with the Co-CEOs and other executive officers and periodically reports its views on succession to the full Board, giving due consideration to succession in the event of an emergency or unanticipated retirement of key executive officers.
The Compensation Committee has full authority over compensation of the executive officers of the Company. The Committee’s authority is not delegated to any other person.
The Committee annually reviews and, if appropriate, resets the compensation of the Company’s executive officers taking into account, among other factors, years of service; level of experience; individual areas of responsibility; the annual rate of inflation; the Company’s operating performance; and total compensation opportunities relative to compensation opportunities of other members of management of the Company and its subsidiaries. The Committee considers recommendations from senior management in the course of its review.
In 2019, senior management engaged an outside compensation consultant, Compensation Advisory Partners LLC (CAP), to provide current market research and analyses against which executive compensation programs and proposals could be evaluated. Senior management worked with CAP to make recommendations regarding executive compensation that are consistent with the Company’s objectives. CAP reported directly to senior management and, in turn, senior management presented data, analysis and recommendations to the Compensation Committee for review and consideration. CAP did not engage directly with the Compensation Committee or the Board.
For 2019, the aggregate fees paid to CAP for its advice and recommendations on the amount and form of executive compensation was $45,051. No additional fees were paid to CAP for other additional services it provided.
The Committee has authority to retain, appoint, compensate and oversee the work of compensation advisers and require the Company to provide reasonable compensation to such advisers as determined by the Committee. Neither the Committee nor the Board has retained compensation consultants to assist it in determining the amount or form of compensation for executive officers or directors. When applicable, the Committee will conduct independence assessments of compensation advisers who provide advice to the Committee in accordance with the independence factors established by the NYSE, as then in effect.
The Committee also reviews and assesses the compensation paid to members of the Board and recommends to the Board any changes the Committee believes are appropriate.

Nominating/Corporate Governance Committee
The Nominating/Corporate Governance Committee is appointed by the Board to identify individuals qualified to become Board members; assist the Board in reviewing the independence, skills and characteristics of Board members as well as the size and composition of the Board; recommend to the Board the director nominees for the next annual meeting of shareholders; recommend to the Board nominees for each committee of the Board; and oversee the governance of the Company, including recommending to the Board the Corporate Governance Guidelines for the Company.
While the Committee has not adopted minimum criteria, it considers several qualifications when considering candidates for the Board. The Committee seeks a mix of skills and experience on the part of Board members that will maximize the Board’s effectiveness. Among attributes the Committee takes into account are: integrity; leadership and policy making experience; business and financial expertise; government or community service; diversity of experience, background and perspectives; and the ability to act in the best interests of all shareholders. None of the attributes is given any particular weight in selecting a candidate. The Committee does not have a policy with respect to director diversity, but considers diversity, in its broadest sense, in selecting candidates who have a mix of experiences, backgrounds and perspectives that will enhance the quality of the Board’s interactions and decisions. The Committee also seeks to have candidates with a diversity of backgrounds, perspectives and experience that complement the backgrounds, perspectives and experience of others on the Board. The Committee conducts an annual self-evaluation and has determined in connection with past self-evaluations that both its processes and the performance of its functions were appropriate.
Candidates should be committed to representing the long-term interests of all of the shareholders and should not have any interests which conflict with service with the Company. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time.
The Committee will consider candidates recommended by shareholders for consideration as directors on the same basis it evaluates other candidates. Any shareholder wishing to recommend a nominee for consideration should write to the Chairman of the Nominating/Corporate Governance Committee in care of the Company Secretary at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060.
Code of Conduct
The Board has adopted a Code of Conduct which is applicable to all directors and employees, including executive officers. The Company has posted the Code of Conduct on its website, www.markel.com/our-governance. The Company intends to disclose any amendments to the Code of Conduct, as well as any waivers for directors or executive officers, by posting such information on its website.
Review of Transactions with Related Persons
Under the Company’s Code of Conduct, any potential conflict of interest that involves a director or executive officer must be approved by the Board or a designated committee. At this time, all such transactions are reviewed by the Board. In connection with the Board’s review, the Board is advised of the material facts relating to the transaction and makes a determination whether it is in the best interests of the Company to engage in the transaction.
Certain Transactions
Mr. Kirshner’s son-in-law is employed by a Company subsidiary as Managing Executive. In 2019, total compensation paid to Mr. Kirshner’s son-in-law in 2019 was approximately $842,250.
Mr. Gayner’s spouse is employed by a Company subsidiary as President and Chief Executive Officer. In 2019, total compensation to Mr. Gayner’s spouse was approximately $378,600.
Mr. Martin’s son is employed by a Company subsidiary as a Managing Executive. In 2019, total compensation paid to Mr. Martin’s son was approximately $887,000.
Corporate Responsibility
Information regarding the Company’s corporate responsibility and sustainability efforts can be found on its website at www.markel.com/corporate-responsibility-and-the-markel-style.

COMMITTEE REPORTS
Report of the Audit Committee
In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and KPMG LLP. The Audit Committee also has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and Securities and Exchange Commission (SEC); has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and has discussed KPMG’s independence with KPMG. The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by KPMG is compatible with maintaining independence and has discussed with KPMG its independence. Based on the review and discussions described in this Report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
The Audit Committee performs the oversight role assigned to it by the Board in its charter. Management, under the oversight of the Audit Committee, is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures as well as the establishment and maintenance of programs and controls designed to prevent, deter and detect fraud, all designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for expressing an opinion about whether the financial statements that have been prepared by management with the oversight of the Audit Committee are presented fairly, in all material respects, in conformity with U.S. GAAP. The independent registered public accounting firm is also responsible for expressing an opinion about whether the Company maintained, in all material respects, effective internal control over financial reporting based on established criteria. The applicable established criteria are those in the Internal Control - Integrated Framework (2013) issued by COSO (the Committee of Sponsoring Organizations of the Treadway Commission). These audits are conducted in accordance with the professional standards of the Public Company Accounting Oversight Board. The members of the Audit Committee are not accountants or auditors and rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States).
Members of the Audit Committee
Lemuel E. Lewis, Chair, K. Bruce Connell, Stewart M. Kasen,
Harold L. Morrison, Jr., Michael O’Reilly, Michael J. Schewel and Debora J. Wilson
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing in this Proxy Statement. Based upon this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Members of the Compensation Committee
Debora J. Wilson, Chair, K. Bruce Connell, Stewart M. Kasen,
Harold L. Morrison, Jr., Diane Leopold and Michael O’Reilly

COMPENSATION DISCUSSION AND ANALYSIS
The Company’s business model builds shareholder value over the long term by generating (i) underwriting profits from our insurance operations, (ii) investment returns from our fixed income and equity portfolios, and (iii) earnings from our ownership interests in various businesses outside of the insurance marketplace. The Company’s objective is for its employees, including the Company’s executive officers, to earn market competitive base salaries and benefits, and to varying degrees based on career level, have the opportunity to earn significant incentives based on short and long term performance. The Company also places a strong emphasis on equity ownership, with the expectation that this results in employees thinking and managing the business like owners.
Compensation Philosophy
The Company’s current compensation philosophy is informed by our management philosophy and by the results of a comprehensive, organization-wide global compensation review that management conducted in 2018. The Markel Style, spirit of innovation, excellence, and teamwork are the foundation of our way of working. Among other things, this involves trust and respect for the abilities of fellow decision makers, challenging the status quo and looking for better ways of doing things.
Our compensation framework and its intended purpose is based on the following principles and objectives:

•
Long Term Perspective: Our overriding perspective is a long term one and correspondingly we believe in using performance metrics based over a multi-year period to incent long term decision making and the creation of shareholder value.

•
Ownership Mentality: We believe granting performance-based incentive compensation in the form of RSUs to senior leaders including all executive officers using multi-year performance metrics to align their interests with those of our shareholders. We also encourage executive officers to amass and maintain a meaningful amount of stock ownership in the Company.

•
Pay for Performance: Our compensation programs are designed to incent and reward superior performance. Payouts under the various programs vary with performance against annual Company goals, individual objectives and long term metrics. We believe that performance-based incentive compensation should comprise the vast majority of executive officer target compensation. Significant differentiation of reward based on performance levels is strongly encouraged across the Company.

•
Industry Competitive: Total rewards must be competitive in the markets where we compete for talent in order to attract, motivate, reward and retain high quality individuals at all levels. Compensation should fairly reflect an employee’s level of responsibility, authority and contribution.

•
Global standards: In support of the global nature of our business, our compensation frameworks and programs are designed to provide alignment and integration across the geographies in which we operate.

The following discussion examines each of the key elements of compensation, how they are determined, and how they fit within the overall compensation structure.
Base Salary and Benefits
In general, base salary levels for our executive officers are set by the Compensation Committee of the Board at levels believed to be sufficient to attract and retain qualified executives when considered with other components of the Company’s compensation structure. The Compensation Committee has not retained a compensation consultant to assist it in determining appropriate compensation levels and has not engaged in any formal benchmarking processes. The Committee has instead relied on the general knowledge, experience and good judgment of its members, both with regard to competitive compensation levels and the relative success that has been achieved by the Company, as well as information available to the members of the Compensation Committee from sources both within and outside the Company, including data, analysis and recommendations presented by senior management in consultation with CAP (the outside compensation consultant engaged by senior management).
In addition, the Compensation Committee takes into account: years of service; level of experience; individual areas of responsibility; the annual rate of inflation; the Company’s operating performance; and total compensation opportunities relative to compensation opportunities of other members of management of the Company and its subsidiaries. Because of the significant incentive opportunities available to managers of the Company’s subsidiaries based on underwriting performance, the Committee also evaluates total compensation to executive officers to ensure overall fairness.

The named executive officers, as identified under “Executive Compensation” below, are Thomas S. Gayner, Co-Chief Executive Officer, Richard R. Whitt, III, Co-Chief Executive Officer, Robert C. Cox, President and Chief Operating Officer, Insurance Operations, Bradley J. Kiscaden, President and Chief Administrative Officer, Insurance Operations, Jeremy A. Noble, Senior Vice President and Chief Financial Officer, and Linda V. Schreiner, Senior Vice President, Strategic Management.
In February 2019, the Compensation Committee approved base salary increases for Messrs. Kiscaden and Noble, and Ms. Schreiner in recognition of the value of each of their contributions and the importance of fairly and appropriately incenting them. Effective February 25, 2019, Mr. Kiscaden received a salary increase of $100,000, which brought his annual base salary to $750,000; Mr. Noble received a salary increase of $75,000, which brought his annual base salary to $500,000; and Ms. Schreiner received a salary increase of $25,000, which brought her annual base salary to $475,000.
No other adjustments to base salaries of named executive officers were made in 2019.
The Company offers a competitive package of employee retirement and welfare benefits, in which executive officers participate on the same basis as other salaried employees. The Company’s Retirement Savings Plan is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986 (the Code). Each of the named executive officers participated in the plan in 2019 and, other than Mr. Cox, received the maximum Company contribution under the plan of $25,200 for the year. Other than the Deferral Plan described below, there is no supplemental benefit plan for executive officers with respect to the Retirement Savings Plan or any employee welfare plan.
Deferral Plan
In November 2015, the Board, upon the recommendation of the Compensation Committee, adopted The Markel Corporation Voluntary Deferral Plan (as amended, the Deferral Plan), which became effective April 1, 2016. Subsequently, the Board, upon recommendation of the Compensation Committee, adopted amendments to the Deferral Plan, which became effective January 1, 2019 and January 1, 2020, respectively. The Deferral Plan is an unfunded, nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees of the Company, including the Company’s named executive officers. Below is a brief description of the terms and conditions of the Deferral Plan.
The Deferral Plan is an account-based plan that allows participants to defer voluntarily the payment of current compensation to future years. The Deferral Plan permits each participant to defer up to 30% of base salary and up to 75% of any annual cash award and performance-based cash compensation, which amounts would be credited to an account established for the participant under the Deferral Plan. The amounts credited to a participant’s account will always be fully vested.
Amounts credited to a participant’s account will be indexed to one or more deemed investment alternatives chosen by the participant from a range of alternatives available under the Deferral Plan. Each participant’s account will be adjusted to reflect gains and losses based on the performance of the selected investment alternatives. A participant may elect to receive distributions from the Deferral Plan: (1) upon separation from service, in either a lump sum or installment payments over three, four, or five years, as elected by the participant; (2) when a participant reaches a certain age; or (3) on dates specified by the participant between three and fifteen years, in either case, in the future with such in-service distribution payments made in either a lump sum or annual installments over a term of either five, ten or fifteen years, as elected by the participant. The participant’s distribution election regarding in-service payments will be subject to override upon the participant’s death with a lump sum payment. There will be a six month delay for commencement of payment upon termination of employment to any “specified employee” as defined under Internal Revenue Code Section 409A.
The Compensation Committee is the administrator of the Deferral Plan.
There are no amounts payable to any named executive officer under the Deferral Plan for 2019.
Stock Purchase and Bonus Plan
For 2019, the Company also offers the Employee Stock Purchase and Bonus Plan (the Stock Purchase Plan) to encourage stock ownership by our employees and non-employee directors. If an employee (including an executive officer) or non-employee director purchases shares at fair market value under the Stock Purchase Plan, the Company pays an annual stock bonus of 10% of the employee’s or non-employee director’s net increase in shares under the Stock Purchase Plan for the year.

The Stock Purchase Plan also includes a loan program component that, until May 2019, was available to employees other than executive officers. In May 2019, the loan program was closed to new loans. The loan program was designed to facilitate the purchase of shares of the Company’s Common Stock by non-executive employees. As required by the Sarbanes-Oxley Act, loans under the loan program were not available to non-employee directors and executive officers. The loan program includes an incentive payment if the Company’s growth in book value goals are met.
Incentive Compensation
The Company’s incentive compensation program for executive officers generally consists of two elements-cash incentive compensation paid under the Executive Bonus Plan (the Non-Equity Incentive Plan) and RSUs issued under (i) the 2016 Equity Incentive Compensation Plan (the Equity Incentive Plan) if after April 1, 2016, (ii) the 2012 Equity Incentive Compensation Plan if after April 1, 2012 but before April 1, 2016, or (iii) the Omnibus Incentive Plan if before April 1, 2012. All executive officers participate in the Non-Equity Incentive Plan. All executive officers, other than Alan I. Kirshner, Steven A. Markel and Anthony F. Markel, were also eligible to receive RSUs for 2019. Mr. Kirshner participates in the Equity Incentive Plan, but not in the 2012 Equity Incentive Compensation Plan or the Omnibus Incentive Plan. Steven A. Markel and Anthony F. Markel do not participate in any of the three RSU-based incentive compensation plans. The lack of participation by these executive officers in these plans has not been reflected in higher bonus opportunities under the Non-Equity Incentive Plan.
Awards to the named executive officers under both the Non-Equity Incentive Plan and the Equity Incentive Plan for 2019 performance were subject to the achievement of pre-established performance goals as follows:

•
Potential awards to the Co-CEOs and Mr. Noble were based on two equally-weighted performance criteria: (1) the compound annual growth rate (CAGR) in the Company’s book value per share, and (2) the CAGR in the Company’s total shareholder return, both over the five-year period from 2015 to 2019; and

•	Potential awards to all other named executive officers were based solely on the CAGR in the Company’s book value per share over the five-year period from 2015 to 2019.
The Company believes that consistent increases in book value enhance the value of the Company and, over time, benefit shareholders through higher stock prices. For this reason, the Company uses growth in book value per share as a performance metric (which takes into account both the profits earned from underwriting operations and the earnings of the Company’s investments) over a period of several years. The calculations of the CAGR in book value per share may be modified by the Compensation Committee to reflect transactions not in the ordinary course, which may affect book value including, but not limited to, share issuances or conversions, share repurchases, dividends, and capital or other transactions affecting book value.
Use of the additional metric of growth in total shareholder return for the Co-CEOs and Mr. Noble is meant to acknowledge their additional responsibility to formulate and implement the long-term strategic direction and initiatives of the Company (including the allocation of capital) in consultation with the Board. As the Company has continued to expand and diversify its operations beyond underwriting and investing, the Compensation Committee recognizes that book value per share does not capture all of the economic value in the Company’s business, as a growing portion of the Company’s operations are not recorded at fair value or otherwise captured in book value. In particular, total shareholder return is meant to more appropriately capture the intrinsic value of the Company’s Markel Ventures operations, whose value arguably is not captured in the Company’s book value due to the fact that Markel Ventures companies are not represented on the Company’s balance sheet at “market” but instead at historic cost. Since 2005, the Company has acquired controlling interests in various businesses that operate outside of the specialty insurance marketplace through its wholly owned subsidiary Markel Ventures, Inc. Though the value of the Markel Ventures operations is difficult to quantify with exact precision, the Compensation Committee believes the value of those operations is captured in the market price of the Company’s stock over time. For the 2019 performance year, the CAGR in total shareholder return was calculated using the Company’s closing common stock price on December 31, 2014 and comparing it to the Company’s closing common stock price on December 31, 2019.
The five-year performance period underscores the Company’s long-term perspective and incents and rewards long-term, rather than short-term, decision making and behavior and provides balance between line of sight for actions currently being taken and a long-term perspective in managing the Company’s operations. In addition, using a longer-term measurement period does not encourage the taking of excessive or unnecessary risks in order to earn incentive compensation. The Compensation Committee believes using such a long performance period aligns management’s interests with those of shareholders who are interested in long-term value creation.

The named executive officers have the potential to receive a majority of their total compensation in the form of incentive compensation. Moreover, if the Company achieves excellent performance over a multi-year period, a substantial majority of their total compensation would be in the form of incentive compensation. While the Company believes it is important to provide incentive compensation at these levels, it believes it is also important to require sustained performance to achieve maximum payouts.
Non-Equity Incentive Plan
The Non-Equity Incentive Plan was approved in May 2018 by the Board upon the recommendation of the Compensation Committee. The Non-Equity Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the power and complete discretion to select eligible employees to receive awards thereunder and to determine the type of award and its terms and conditions in accordance with the Non-Equity Incentive Plan. Executive officers of the Company who the Compensation Committee determines have contributed or who can be expected to contribute significantly to the Company are eligible to receive awards under the Non-Equity Incentive Plan. The Non-Equity Incentive Plan was originally designed so that payments would qualify under the performance-based exception to the $1,000,000 deduction limit under Section 162(m) of the Code, although this exception was eliminated effective January 1, 2018.
The performance criteria for 2019 for the Co-CEOs and Mr. Noble related to growth in book value per share and total shareholder return. The performance criteria for the other named executive officers related solely to growth in book value per share. The tables below under “Non-Equity Awards and Equity Awards - Performance Criteria” set forth the grids approved by the Compensation Committee for determining the performance modifiers to be used to calculate the cash awards payable for 2019 performance based on various levels of growth in book value achievement and shows the potential value of cash awards, expressed as a percentage of target potential. The performance modifiers for the 2019 performance year were as set forth in the table below under “Non-Equity Awards and Equity Awards - Performance Modifier”.
In 2019, the target potential for Messrs. Gayner, Whitt, Cox, and Kiscaden was 150% of base salary. The target potential for the other named executive officers was 100% of base salary. The named executive officers will receive the appropriate payment at the end of the performance period if, as applicable, the performance criteria and other terms and conditions of the award are met. Awards are payable in cash.
In addition, the Compensation Committee reserves the right to approve supplementary cash awards outside of the Non-Equity Incentive Plan in the case of growth in book value per share exceeding 17% or other special circumstances.
Equity Incentive Plan
The Equity Incentive Plan was approved by shareholders in May 2016 at the Annual Meeting of Shareholders. The Equity Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the power and complete discretion to select eligible employees to receive equity awards made thereunder and to determine the type of award and its terms and conditions in accordance with the Equity Incentive Plan. Executive officers of the Company who the Compensation Committee determines have contributed or who can be expected to contribute significantly to the Company are eligible to receive equity awards under the Equity Incentive Plan.
The performance criteria for 2019 for the Co-CEOs and Mr. Noble related to growth in book value per share and total shareholder return. The performance criteria for the other named executive officers related solely to growth in book value per share. The Compensation Committee approved performance-based equity awards, payable in RSUs, in February 2020 for the named executive officers, as well as other members of management of the Company and its subsidiaries. The tables below under “Non-Equity Awards and Equity Awards - Performance Criteria” set forth the grids approved by the Compensation Committee for determining the performance modifiers to be used to calculate the equity awards payable for 2019 performance based on various levels of growth in book value achievement and shows the potential value of equity awards, expressed as a percentage of target potential. The performance modifiers for the 2019 performance year were as set forth in the table below under “Non-Equity Awards and Equity Awards - Performance Modifier”.
The target potential for Messrs. Gayner and Whitt was 250% of base salary for the 2019 performance year. In 2019, the target potential for Mr. Cox and Mr. Kiscaden was 150% of base salary. The Compensation Committee approved an increase of Mr. Noble’s target potential from 50% to 100% for the 2019 performance year. The target potential for Ms. Schreiner was 100% of base salary. Equity awards are payable in RSUs.

Each RSU represents the right to receive one share of Common Stock. After an RSU is granted, the RSU is subject to a vesting schedule, usually cliff vesting after a three-year period. Paying a substantial portion of incentive compensation in RSUs has the advantage of both increasing the named executive officers’ equity ownership in the Company (which is aligned with the Company’s emphasis on equity ownership by employees) and furnishing a retention incentive (i.e., the named executive officer must remain employed by the Company in order to be assured of vesting in the stock).
The Equity Incentive Plan does not allow for stock options.
Payouts for 2019 Performance
The five-year CAGR in the Company’s book value per share from January 1, 2015 through December 31, 2019, adjusted as described above, was 8%, and the five-year CAGR in the Company’s total shareholder return from January 1, 2015 through December 31, 2019, was 11%. Based on the performance grids set forth below under “Non-Equity Awards and Equity Awards”, the performance modifiers used to determine awards under Non-Equity Incentive Plan and 2016 Equity Incentive Plan for 2019 performance were as follows:

•
For the Co-CEOs and Mr. Noble, the performance modifier (expressed as a percentage of target potential) for each individual performance criteria (book value per share and total shareholder return) were added together to arrive at the total award performance modifier (expressed as a percentage of target potential):

Performance Criteria	5-Year CAGR	Performance Modifier As a % of Target Potential
Book Value Per Share	8%	40%
Total Shareholder Return	11%	55%
	Total Performance Modifier:	95%

•	For all other named executive officers:

Performance Criteria	5-Year CAGR	Performance Modifier As a % of Target Potential
Book Value Per Share	8%	80%
	Performance Modifier:	80%
Cash awards and equity awards for the named executive officers under the Non-Equity Incentive Plan and the 2016 Equity Compensation Plan, respectively, for the 2019 performance year were as follows:

•	For the Co-CEOs and Mr. Noble, based on a 95% performance modifier:

	Target Potential Expressed as a Percentage of Base Salary		Actual Award Expressed as a Percentage of Base Salary (calculation below)
Name	Cash Award	Equity award	Cash Payout	Equity Grant
Thomas S. Gayner	150%	250%	142.50%	237.50%
			(95% x 150%)	(95% x 250%)
Richard R. Whitt, III	150%	250%	142.50%	237.50%
			(95% x 150%)	(95% x 250%)
Jeremy A. Noble	100%	100%	95%	95%
			(95% x 100%)	(95% x 100%)

•	For the other named executive officers, based on an 80% performance modifier:

	Target Potential Expressed as a Percentage of Base Salary		Actual Award Expressed as a Percentage of Base Salary (calculation below)
Name	Cash Award	Equity Award	Cash Payout	Equity Grant
Robert C. Cox	150%	150%	120%	120%
			(80% x 150%)	(80% x 150%)
Bradley J. Kiscaden	150%	150%	120%	120%
			(80% x 150%)	(80% x 150%)
Linda V. Schreiner	100%	100%	80%	80%
			(80% x 100%)	(80% x 100%)
For the 2019 performance year, the Compensation Committee awarded to Mr. Kiscaden a one-time $23,077 discretionary cash award and a one-time discretionary equity award, payable in RSUs, having a grant date value equal to $23,077, with all of the RSUs vesting on December 31, 2022. No discretionary cash or equity awards were made to any other named executive officers.
Retention Awards
For recruitment and retention purposes, grants of RSUs have been made under the Equity Incentive Plan, the 2012 Equity Incentive Compensation Plan, or the Omnibus Incentive Plan, from time to time as circumstances warrant. No retention awards were made in 2019 to any of the Company’s named executive officers.
Stock Ownership Guidelines
The Company places a strong emphasis on equity ownership by executive officers and other members of senior management. The Board has adopted stock ownership guidelines that require the Co-CEOs to acquire and maintain ownership of Common Stock with a value at least equal to five times base salary and other members of senior management to acquire and maintain ownership of Common Stock with a value at least equal to one to three times base salary, depending on position. RSUs subject to vesting requirements are counted as owned shares for purposes of the guidelines. Newly hired or newly promoted executives are expected to reach these minimum levels of ownership within five years. Shares as to which the economic risks of ownership are hedged are not considered “owned” for this purpose. All persons who were executive officers in 2019 currently meet or exceed these guidelines, as applicable.
Perquisites
The Company provides limited perquisites to its executive officers. In 2019, each of the named executive officers received less than $10,000 in perquisites and personal benefits.
Employment Agreements
The Company has entered into employment agreements with each of the named executive officers using a template employment agreement for the Company’s executive officers that the Compensation Committee adopted in 2018. Each of the employment agreements provides assurances to the Company with regard to the availability of the executive’s services, provides protection for the Company’s confidential information and trade secrets, and restricts the ability of the executive officers to compete with the Company during their employment and after its termination. In return, the executive officers are provided assurances with regard to salary, other compensation and benefits, as well as severance benefits if their employment is terminated by the Company other than for “cause.” For this purpose, “cause” includes neglect of duties; willful misconduct; conduct that may result in material injury to the reputation of the Company; active disloyalty; inability to maintain or obtain required regulatory approvals; or breach of obligations relating to confidential information, trade secrets or restrictions on competing with the Company.
In addition, the Company’s executive officers are provided additional assurances following a Change in Control. In such a situation, they would receive enhanced severance benefits, but only if their employment were terminated without cause or if they chose to terminate their employment for “Good Reason.” See “Potential Payments Upon Termination or Change in Control” for a description of the benefits payable and for definitions of these terms. This additional “double trigger” protection has been provided to these executives because they are considered more vulnerable in a Change in Control context due to their positions with the Company, their relative levels of equity ownership and the stage of their careers.

None of the employment agreements with the Company’s executive officers include provisions for tax gross-ups, in respect of the “parachute payment” tax imposed by Section 280G of the Code or otherwise.
Tax and Accounting Treatment
Section 162(m) of the Code imposes a $1,000,000 limit on the amount of U. S. compensation that will be deductible for U. S. tax purposes by the Company with respect to each of the Chief Executive Officers, Chief Financial Officer, and the three other most highly compensated executive officers (the “Covered Employees”). The Tax Cuts and Jobs Act eliminated the exception for performance based compensation to the Section 162(m) deduction limit, effective for taxable years beginning after December 31, 2017. As a result, compensation paid to our Covered Employees in excess of $1,000,000 will not be deductible unless it qualifies for transition relief under the Tax Cuts and Jobs Act. Specifically, transition relief provides that changes to Section 162(m) do not apply to compensation under “written binding contracts” in effect as of November 2, 2017, so long as the contracts are not materially modified after that date.
Compensation expense with respect to RSUs under the Equity Incentive Plan, the 2012 Equity Incentive Compensation Plan and the Omnibus Incentive Plan is fixed for accounting purposes based on the fair value of the award at the grant date, i.e., the date on which the Compensation Committee determines the number of RSUs to be awarded. The compensation expense is recognized over the period ending when the awards vest.
Clawback Policy
In February 2013, the Board approved the adoption of the Markel Clawback Policy. If financial results filed with the SEC are restated due to material non-compliance resulting from fraud or intentional misconduct, the Board or an independent Board committee will review performance-based compensation paid to executive officers who are found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement. To the extent permitted by applicable law, the Board or an independent Board committee will seek, as it deems appropriate, the recovery on behalf of the Company of any performance-based compensation paid to executive officers whose conduct directly caused the need for restatement. The foregoing will be in addition to seeking any amounts the principal executive officer and principal financial officer may be required to repay under applicable laws.
This Clawback Policy will be reviewed once final rules regarding clawback requirements are released under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and will be amended in order to comply with such requirements and any other “clawback” provisions required by law or the listing standards of the NYSE.
Say on Pay and Say on Frequency Votes
Currently shareholders have the opportunity every year to cast a non-binding advisory vote to approve executive compensation (Say on Pay). At the 2019 Annual Meeting of Shareholders, more than 98% of the votes cast approved the Company’s executive compensation program. Shareholders also are asked at least once every six years to vote, on a non-binding advisory basis, on how often a Say on Pay vote should be held (Say on Frequency). At the 2017 Annual Meeting of Shareholders, approximately 89% of the votes cast were in favor of holding future say on pay votes every year. The next Say on Pay vote will occur at the 2021 Annual Meeting of Shareholders. The next Say on Frequency vote is expected to occur in 2023.

EXECUTIVE COMPENSATION
As set forth in Item 402(a) of Regulation S-K, the named executive officers for which we are required to disclose certain compensation information in this Proxy Statement are to include:

•	All individuals who served as the Company’s principal executive officer (PEO) at any time during 2019;

•	All individuals who served as the Company’s principal financial officer (PFO) at any time during 2019; and

•	The Company’s three most highly compensated executive officers, other than the PEO and PFO, who were serving as executive officers at the end of 2019.
Based on the foregoing, the named executive officers identified in this Proxy Statement include the following individuals:

•	Thomas S. Gayner and Richard R. Whitt, III, each of whom served as a co-PEO of the Company (Co-PEO) during 2019;

•	Jeremy A. Noble, who served as the Company’s PFO during 2019; and

•
Robert C. Cox, Bradley J. Kiscaden and Linda V. Schreiner, the Company’s three most highly compensated executive officers, other than the PEO and PFO, who were serving as executive officers at the end of 2019.

SUMMARY COMPENSATION TABLE
The following table provides compensation information for the Company’s Co-PEOs, PFO and other named executive officers for services in their capacities as such during 2019 and preceding years, where applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)

Thomas S. Gayner Co-Chief Executive Officer	2019	$1,000,000	—	$2,375,000	$1,425,000	—	$32,682	$4,832,682
	2018	$980,769	—	$1,350,000	$1,350,000	—	$32,232	$3,713,001
	2017	$950,000	—	$1,140,000	$1,140,000	—	$31,782	$3,261,782
Richard R. Whitt, III Co-Chief Executive Officer	2019	$1,000,000	—	$2,375,000	$1,425,000	—	$27,522	$4,827,522
	2018	$980,769	—	$1,350,000	$1,350,000	—	$25,992	$3,706,761
	2017	$950,000	—	$1,140,000	$1,140,000	—	$25,542	$3,255,542
Robert C. Cox President and Chief Operating Officer, Insurance Operations	2019	$750,000	—	$900,000	$900,000	—	$24,333	$2,574,333
	2018	$242,466	$1,000,000	$363,699	$363,699	—	$1,097	$1,970,961

Bradley J. Kiscaden President and Chief Administrative Officer, Insurance Operations	2019	$734,615	$46,154	$881,538	$881,538	—	$27,522	$2,571,367
	2018	$606,250	$180,000	$585,000	$585,000	—	$27,072	$1,983,322

Jeremy A. Noble Senior Vice President and Chief Financial Officer	2019	$488,462	—	$464,038	$464,038	—	$25,722	$1,442,260
	2018	$339,664	$100,000	$127,500	$255,000	—	$536,808	$1,358,972

Linda V. Schreiner Senior Vice President, Strategic Management	2019	$471,154	—	$376,923	$376,923	—	$28,528	$1,253,528
	2018	$450,000	—	$270,000	$303,750	—	$29,136	$1,052,886

Discussion
In accordance with applicable rules of the SEC, the Summary Compensation Table omits information regarding group life, health, hospitalization and medical reimbursement plans that do not discriminate in scope, terms or operation in favor of executive officers or directors and that are available generally to all salaried employees.
Amounts shown under “Bonus” for Mr. Kiscaden reflect a one-time $23,077 discretionary cash award and a one-time discretionary equity award, payable in RSUs, having a grant date value equal to $23,077, with all of the RSUs vesting on December 31, 2022. No discretionary awards were made to any other named executive officers.
Amounts shown under “Equity Awards” are RSUs awarded based on the achievement of performance goals. The amounts represent the fair value of the awards determined at the time of grant and recognized by the Company for financial reporting purposes under FASB ASC Topic 718, Compensation-Stock Compensation. Non-Equity Incentive Plan Compensation consists of amounts paid under the Company’s Non-Equity Incentive Plan. See “Grants of Plan-Based Awards—Non-Equity Awards” for a discussion of these payments and to compare amounts actually paid out as reflected in the Summary Compensation Table with potential payouts at various performance levels.
Amounts shown under “All Other Compensation” for 2019 includes the following: the Company’s contributions under the Company’s Retirement Savings (401(k)) Plan in the amount of $25,200 for each named executive officer (other than Mr. Cox, who received a Company contribution in the amount of $20,769) and the dollar value of insurance premiums paid by the Company on behalf of each named executive officer, which is in each case less than $10,000. Each of the named executive officers received less than $10,000 in perquisites and personal benefits in 2019. The named executive officers reimbursed the Company for the Company’s incremental cost related to any personal travel on aircraft chartered by the Company, and thus no amounts are included because there was no incremental cost to the Company. On occasion during 2019, if seating was available, certain of the named executive officers were accompanied by a spouse or significant other on business trips using an aircraft chartered by the Company, but no amounts are included because there was no incremental cost to the Company.

GRANTS OF PLAN-BASED AWARDS

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[a]				Estimated Possible Payouts Under Equity Incentive Plan Awards[b]			All Other Stock Awards: Number of Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Thomas S. Gayner	2/19/2019	$600,000	$1,500,000	$3,000,000	$1,000,000	$2,500,000	$5,000,000
	2/18/2020							1,790	$2,375,000
Richard R. Whitt, III	2/19/2019	$600,000	$1,500,000	$3,000,000	$1,000,000	$2,500,000	$5,000,000
	2/18/2020							1,790	$2,375,000
Robert C. Cox	2/19/2019	$450,000	$1,125,000	$2,250,000	$450,000	$1,125,000	$2,250,000
	2/18/2020							678	$900,000
Bradley J. Kiscaden	2/19/2019	$440,769	$1,101,923	$2,203,845	$440,769	$1,101,923	$2,203,845
	2/18/2020							678	$900,000
Jeremy A. Noble	2/19/2019	$195,385	$488,462	$976,924	$195,385	$488,462	$976,924
	2/18/2020							348	$464,038
Linda V. Schreiner	2/19/2019	$188,462	$471,154	$942,308	$188,462	$471,154	$942,308
	2/18/2020							284	$376,923

a
For 2019, Non-Equity Incentive Plan awards for the named executive officers were subject to a cap of 200% of target potential, which is the amount shown under the “Maximum” column. The Compensation Committee reserves the right to reduce the maximum amount payable in its discretion. The Compensation Committee reserves the right to approve supplementary awards outside of the Non-Equity Incentive Plan in the case of growth in book value per share exceeding 17% or in other special circumstances.

b
The number of units awarded is determined by dividing the dollar amount by the fair market value of Common Stock on the date that the Compensation Committee certifies that the performance goals have been met.

Discussion
When targets are set for performance-based Non-Equity Incentive Plan and Equity Incentive Plan awards, potential awards are expressed as a percentage of target potential. The Compensation Committee reserves the right to approve supplemental awards in the case of growth in book value per share exceeding 17% or more in specific circumstances.
The table above shows all grants of awards made under the Non-Equity Incentive Plan and the Equity Incentive Plan, respectively, during 2019.

•
The “Grant Date Fair Value of Stock Awards” column shows the fair value of awards actually made in 2020 for 2019 for financial reporting purposes. The remaining columns represent compensation that was potentially payable for 2019.

•
Amounts shown in the “Non-Equity Incentive Plan Awards” and “Equity Incentive Plan Awards” columns for all named executive officers reflect potential payouts for 2019 to each named executive officer at threshold, target and maximum performance levels. To compare these potential payouts with amounts actually paid, see the discussion below under “Non-Equity Awards and Equity Awards.”

•	The awards dated 2/18/2020 and shown for the named executive officers under “All Other Stock Awards” column represent the actual payout made in 2020 for 2019 performance.
Non-Equity Awards and Equity Awards
For 2019, all named executive officers were eligible to receive:

•	Performance-based cash awards under the Company’s Non-Equity Incentive Plan, expressed as a percentage of target potential; and

•
Performance-based equity awards, payable in RSUs, approved by the Compensation Committee, expressed as a percentage of target potential. Each RSU represents the right to receive one share of Common Stock.

Performance Criteria
For the Co-CEOs and Mr. Noble, potential cash awards and potential equity awards were based on a 50/50 weighting of the CAGR of the two performance criteria, book value per share of Common Stock and total shareholder return, as set forth in the grid below.

5-Year CAGR	Book Value Per Share as a % of Target Potential	Total Shareholder Return as a % of Target Potential	Total Award as a % of Target Potential

Under 6%*	0 - 20%	0 - 20%	0 - 40%
6%	20%	20%	40%
7%	30%	30%	60%
8%	40%	40%	80%
9%	45%	45%	90%
10%	50%	50%	100%
11%	55%	55%	110%
12%	60%	60%	120%
13%	70%	70%	140%
14%	80%	80%	160%
15%	90%	90%	180%
16%	100%	100%	200%
17% or more**	Discretionary	Discretionary	Discretionary

*	In the case of performance in this range, the Compensation Committee, in its sole discretion, will determine if an award is merited based upon relevant facts and circumstances.
**	In the case of performance in this range, the Compensation Committee, in its sole discretion, will determine if an additional award is merited based upon relevant facts and circumstances.
For all other named executive officers potential cash awards and potential equity awards were based solely on the five-year CAGR in book value per share of Common Stock as reflected in the grid below. See “Outstanding Equity Awards at Fiscal Year-End” for additional information on RSU vesting.

5 Year Annual Growth in Book Value Per Share	Award as % of Target Potential under the Plan

Under 6%	0 - 40%
6%*	40%
7%*	60%
8%*	80%
9%*	90%
10%	100%
11%	110%
12%	120%
13%	140%
14%	160%
15%	180%
16%	200%
17% or more**	Discretionary

*	In the case of performance in this range, the Compensation Committee is expected to use discretion to determine whether the award should be reduced.
**	In the case of high performance at this level, the Compensation Committee may, in its discretion, award additional RSUs outside of the 2016 Plan.

Performance Modifiers
As noted under “Payouts for 2019 Performance” above: (a) the five-year CAGR in book value per share from January 1, 2015 through December 31, 2019, adjusted as described above, was 8%, and the five-year CAGR in total shareholder return from January 1, 2015 through December 31, 2019, was 11%; and (b) based on the performance grids set forth above, the performance modifiers used to determine awards under Non-Equity Incentive Plan and 2016 Equity Incentive Plan for 2019 performance were as follows:

•	For the Co-CEOs and Mr. Noble:

Performance Criteria	5-Year CAGR	Performance Modifier As a % of Target Potential
Book Value Per Share	8%	40%
Total Shareholder Return	11%	55%
	Total Performance Modifier:	95%

•	For all other named executive officers:

Performance Criteria	5-Year CAGR	Performance Modifier As a % of Target Potential
Book Value Per Share	8%	80%
	Performance Modifier:	80%
Awards
After taking into account the performance criteria and corresponding performance modifiers noted above, cash awards and equity awards for the named executive officers under the Non-Equity Incentive Plan and the 2016 Equity Compensation Plan, respectively, for the 2019 performance year were as follows:

•	For the Co-CEOs and Mr. Noble, based on a 95% performance modifier:

	Target Potential Expressed as a Percentage of Base Salary		Actual Award Expressed as a Percentage of Base Salary (calculation below)
Name	Cash Award	Equity Award	Cash Payout	Equity Grant
Thomas S. Gayner	150%	250%	142.50%	237.50%
			(95% x 150%)	(95% x 250%)
Richard R. Whitt, III	150%	250%	142.50%	237.50%
			(95% x 150%)	(95% x 250%)
Jeremy A. Noble	100%	100%	95%	95%
			(95% x 100%)	(95% x 100%)

•	For the other named executive officers, based on an 80% performance modifier:

	Target Potential Expressed as a Percentage of Base Salary		Actual Award Expressed as a Percentage of Base Salary (calculation below)
Name	Cash Award	RSU Equity	Cash Payout	Equity Grant
Robert C. Cox	150%	150%	120%	120%
			(80% x 150%)	(80% x 150%)
Bradley J. Kiscaden	150%	150%	120%	120%
			(80% x 150%)	(80% x 150%)
Linda V. Schreiner	100%	100%	80%	80%
			(80% x 100%)	(80% x 100%)
For the 2019 performance year, the Compensation Committee awarded to Mr. Kiscaden a one-time $23,077 discretionary cash award and a one-time discretionary equity award, payable in RSUs, having a grant date value equal to $23,077, with all of the RSUs vesting on December 31, 2022. No discretionary cash or equity awards were made to any other named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested[d]

Thomas S. Gayner	2,353	[a]	$2,689,879
Richard R. Whitt, III	2,353	[a]	$2,689,879
Robert C. Cox	912	[b]	$1,042,571
Bradley J. Kiscaden	1,077	[c]	$1,231,194
Jeremy A. Noble	271		$309,799
Linda V. Schreiner	590		$674,470

a
Does not include 1,112 units that have not been settled in shares to each of Messrs. Gayner and Whitt at December 31, 2019, but which pursuant to retention awards made in May 2010 have vested. 20% of the units awarded in May 2010 vested and were issued after one year. The remaining 80% of the units vested in May 2015. Of the 80% of the units that vested in May 2015, 25% of the units were settled in shares in July 2015 upon attaining share price targets in accordance with the terms of the stock award, an additional 12.5% of the units were settled in shares in January 2016 upon attaining share price targets in accordance with the terms of the award. An additional 12.5% of the units were settled in shares in January 2018 for Messrs. Gayner and Whitt upon attaining share price targets in accordance with the terms of the award. The remaining units are payable following termination of employment. Violation of non-competition agreements contained in the award agreement may result in cancellation of the award, even after vesting.

b
Includes 554 unvested units of an aggregate 831 units issued to Mr. Cox as part of a new hire grant made in September 2018 when he joined the Company. Of the 831 units, 227 units vested in December 2019, 227 will vest in December 2020 and the remaining 227 units will vest in December 2021.

c
Does not include 833 units that have not been settled in shares at December 31, 2019, but which pursuant to retention awards made in May 2010 have vested. 20% of the units awarded in May 2010 vested and were issued after one year. The remaining 80% of the units vested in May 2015. Of the 80% of the units that vested in May 2015, 25% of the units were settled in shares in July 2015 upon attaining share price targets in accordance with the terms of the award. The remaining units are payable following termination of employment. Violation of non-competition agreements contained in the award agreement my result in cancellation of the award, even after vesting.

d	Values are based on the closing price of shares of Common Stock on December 31, 2019 ($1,143.17 per share).
Discussion
The stock awards reflected in the table are RSUs granted under the Company’s Equity Incentive Plan. For each of the named executive officers, the number of shares also includes RSUs awarded for performance in 2017 and 2018. The RSUs awarded for performance in 2017 and 2018, respectively, will vest as follows:

	RSUs Awarded for Performance in 2017	RSUs Awarded for Performance in 2018
	Vesting Time	Vesting Time
Name	December 2020	September 2021	December 2021
Thomas S. Gayner	1,025	—	1,328
Richard R. Whitt, III	1,025	—	1,328
Robert C. Cox	—	—	358
Bradley J. Kiscaden	413	—	664
Jeremy A. Noble	63	83	125
Linda V. Schreiner	324	—	266
Early vesting, in whole or in part, may occur upon death, disability, retirement, following a change in control and job loss or if the Compensation Committee determines the executive had an approved termination of employment. Even upon early vesting, the shares will generally not be issued until the end of the applicable period. The awards and shares received under them may be subject to forfeiture and/or partial recapture if: (i) the executive is terminated for cause; (ii) the executive becomes associated with a business that competes with the Company; or (iii) the Compensation Committee determines the executive has engaged in conduct detrimental to the interests of the Company.
Holders of RSUs are not entitled to receive any dividends before vesting and issuance of the shares underlying the units.

OPTION EXERCISES AND STOCK VESTED
RSUs vested for the named executive officers in the following amounts during the last fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting[a]		Value Realized on Vesting

Thomas S. Gayner	0	[b]	$0	[b]
Richard R. Whitt, III	775		$858,119
Robert C. Cox	277		$319,351
Bradley J. Kiscaden	428		$473,903
Jeremy A. Noble	69		$76,400
Linda V. Schreiner	326		$360,964

a	Reflects shares receivable before payment of applicable withholding taxes.
b
RSUs vested for Mr. Gayner in December 2019. He has deferred receipt of the shares issuable in December 2019 in respect of the units. Had receipt not been deferred, he would have received 775 shares having a fair market value on the dates of vesting of $858,119, subject to payment of applicable withholding taxes.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)[a]	Aggregate Balance at December 31, 2019 ($)[b]
Thomas S. Gayner	$858,119	$1,535,627	($21,038)	$17,268,726
Richard R. Whitt, III	$0	$116,893	$0	$1,271,205
Bradley J. Kiscaden	$0	$87,670	$0	$953,404

a	Mr. Gayner deferred receipt of shares issuable in December 2019, and the amount shown for Mr. Gayner in this column represents shares withheld for withholding taxes.
b
Includes 1,112 units that have not been settled in shares to each of Messrs. Gayner and Whitt, and 833 units that have not been settled in shares to Mr. Kiscaden, at December 31, 2019, but which pursuant to retention awards made in May 2010 have vested. For each of Messrs. Gayner and Whitt, the remaining 1,112 units are payable only following termination of employment. For Mr. Kiscaden, the remaining 833 units are payable only following termination of employment.

Discussion
Mr. Gayner has deferred receipt of shares issuable in respect to RSUs that vested in 2019, 2018, 2017, 2016, 2015, 2012 and prior years. The aggregate number of deferred shares at December 31, 2019 was 13,997, net of withholding taxes, which are valued based on the closing price of shares of Common Stock on December 31, 2019 ($1,143.17 per share). The deferred shares will be distributed based on Mr. Gayner’s elections.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Company has entered into employment agreements with Messrs. Gayner, Whitt, Cox, Kiscaden and Noble and Ms. Schreiner which provide for their employment as executive officers. The agreements have an initial terms of approximately three years (all running until December 31, 2021) and are automatically renewed for additional terms of one year unless either party gives 90 days’ notice of non-renewal. If the Company chooses not to renew, the Company will be deemed to have terminated his employment without cause. The agreement also provides for annual salary reviews, bonuses by the Board, annual vacation and eligibility to participate in health, 401(k) and other benefit plans available to all U.S. employees.
Under the terms of their employment agreement, the executive officers have agreed to preserve the confidentiality of the Company’s proprietary data and also has agreed not to compete with the Company for a period of 12 months following termination.
For Messrs. Gayner, Whitt, Cox and Kiscaden, these agreements provide for the payment of salary and benefits for twenty four months if the executive’s employment is terminated without cause or, following a Change in Control, the executive voluntarily terminates employment for Good Reason (beginning six months after termination if certain provisions of Section 409A of the Code apply). Following a Change in Control, in the case of either termination without cause or voluntary termination for Good Reason but subject to compliance with the covenants in the employment agreement regarding confidentiality and non-competition, the executive will also be entitled to receive a lump sum payment on the first and second anniversaries of their termination dates equal to the amount of the executive’s target annual cash incentive award. Upon their deaths or disability, the Company will continue to pay their base salary for twelve months. If the agreement is terminated by the Company for cause or voluntarily by the executive, the Company’s obligations under the agreement will terminate
For Mr. Noble and Ms. Schreiner, these agreements provide for the payment of salary and benefits for twelve months if the executive’s employment is terminated without cause or, following a Change in Control, the executive voluntarily terminates employment for Good Reason (beginning six months after termination if certain provisions of Section 409A of the Code apply). Following a Change in Control, in the case of either termination without cause or voluntary termination for Good Reason but subject to compliance with the covenants in the employment agreement regarding confidentiality and non-competition, the executive will also be entitled to receive a lump sum payment on the first anniversary of their termination dates equal to the amount of the executive’s target annual cash incentive award. Upon their deaths or disability, the Company will continue to pay their base salary for twelve months. If the agreement is terminated by the Company for cause or voluntarily by the executive, the Company’s obligations under the agreement will terminate
For these purposes “Good Reason” means a material decrease in the executive’s base salary; a material reduction in duties or responsibilities; a material breach of the agreement by the Company; or a change by more than 50 miles in the location from which the executive is expected to perform the executive’s duties.
“Change in Control” means generally the liquidation or dissolution of the Company; the acquisition of 20% or more of the Company’s outstanding shares; a business combination involving the Company; or a change in a majority of the incumbent Board of the Company, in each case unless the owners of 50% or more of the Company’s outstanding voting securities before the transaction remain the owners of 50% or more of the outstanding voting securities of the Company or other resulting entity following a transaction.

The estimated payments and benefits that would be provided upon termination under the various scenarios set forth above are quantified in the following table, assuming termination of employment took place on December 31, 2019. If the executive breached the covenants in the executive’s employment agreement regarding competition or confidential information, the Company would not be obligated to continue making payments.

Name	Death or Disability	Termination for Cause or Voluntary Termination by Executive	Termination without Cause	Termination for Good Reason After Change in Control[a]

Thomas S. Gayner
Payments	$1,000,000	—	$5,000,000	$5,000,000
Benefits	—	—	$22,063	$22,063
Richard R. Whitt, III
Payments	$1,000,000	—	$5,000,000	$5,000,000
Benefits	—	—	$35,310	$35,310
Robert C. Cox
Payments	$750,000	—	$3,750,000	$3,750,000
Benefits	—	—	—	—
Bradley J. Kiscaden
Payments	$750,000	—	$3,750,000	$3,750,000
Benefits	—	—	$35,310	$35,310
Jeremy A. Noble
Payments	$500,000	—	$1,000,000	$1,000,000
	—	—	$17,655	$17,655
Linda V. Schreiner
Payments	$475,000	—	$950,000	$950,000
Benefits	—	—	—	—

a	If Messrs. Gayner, Whitt, Cox, Kiscaden, Noble, or Ms. Schreiner were terminated without cause following a Change in Control, they would receive payments as described in this column.
Discussion
As of December 31, 2019, Messrs. Gayner, Whitt, Cox, Kiscaden and Noble, and Ms. Schreiner, had received equity awards under the Equity Incentive Plan that have not yet vested. If, within twelve months following a Change in Control, their employment were terminated involuntarily without cause or they voluntarily terminated employment for Good Reason, all outstanding terms and conditions on the RSUs would be deemed fully satisfied and vested.
In addition, under the circumstances described above and per the terms of the employment agreements of the named executive officers, all granted performance equity awards under the Equity Incentive Plan whose performance period has not yet been fully completed would be deemed fully vested at 100% target potential. At December 31, 2019, that would have resulted in the issuance of shares of Common Stock worth the amounts set forth in the grid below.

Name	Value of Common Stock

Thomas S. Gayner	$2,500,000
Richard R. Whitt, III	$2,500,000
Robert C. Cox	$1,125,000
Bradley J. Kiscaden	$1,101,923
Jeremy A. Noble	$488,462
Linda V. Schreiner	$471,154

Equity Compensation Plan Information
The following table presents information as of December 31, 2019 with respect to compensation plans under which shares of the Company’s Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (including Restricted Stock Units)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans[a]

Equity Compensation Plans Approved by Shareholders	41,589	[b]	$0	306,157
Equity Compensation Plans Not Approved by Shareholders	200		$285.15	—
Total	41,789		$285.15	306,157

a
This column includes 205,686 shares available for grant under the Equity Incentive Plan and 100,471 shares available for issuance or purchase on the open market under the Employee Stock Purchase and Bonus Plan.

b
The Company has no outstanding options, warrants or rights under the Omnibus Incentive Plan, the 2012 Equity Incentive Compensation Plan or the Equity Incentive Plan. Amounts reported represent shares to be issued in respect of outstanding or vested RSUs under the Omnibus Incentive Plan, the 2012 Equity Compensation Plan and the Equity Incentive Plan, including 13,997 RSUs which have vested but with respect to which receipt of issued shares has been deferred. Since RSUs do not have an exercise price, they are not taken into account in the computation of the weighted average exercise price.

PAY RATIO
As required and set forth by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K (the Pay Ratio Rule), we are providing the following information about the relationship of the annual total compensation of our median employee to the annual total compensation of each of our Co-PEOs.
For 2019, our last completed fiscal year:

•	the annual total compensation of our median employee was $39,303; and

•	the annual total compensation of each of our Co-PEOs was $4,853,777 and $4,844,313, respectively.
Based on this information, for 2019, the ratio of the annual total compensation of each of our Co-PEOs to the annual total compensation of our median employee was 123.50 to 1 and 123.25 to 1, respectively.
To determine the annual total compensation of our median employee and each of our Co-PEOs, we used the following methodology and material assumptions, adjustments and estimates:

1.
During 2019, there were no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. Therefore, as permitted by the Pay Ratio Rule, we used the same median employee that we identified for our 2018 pay ratio to determine our pay ratio for 2019. The methodology and material assumptions, adjustments and estimates that we used to identify the median employee for the 2018 pay ratio were as follows:

a.
We determined that, as of October 1, 2018, our employee population consisted of approximately 16,362 individuals working at our consolidated subsidiaries as of such date, of which approximately 13,714 were U.S. employees and approximately 2,648 were non-U.S. employees. This population consisted of full-time, part-time, temporary and seasonal employees employed on that date.

b.
We selected October 1, 2018, which was the first business day occurring during the last three months of 2018, as the determination date for identifying the median employee to allow sufficient time to identify the median employee given the global scope of our operations. Similarly, in 2017 we used October 2, 2017, which was the first business day occurring during the last three months of 2017, as the determination date.

c.
Our employee population for determining the median employee, after taking into consideration certain adjustments allowed by the Pay Ratio Rule, consisted of approximately 15,946 individuals in the United States, United Kingdom, Dominican Republic, Canada and Bermuda. As permitted under the Pay Ratio Rule, we excluded 414 non-U.S. employees from the determination of the median employee to reduce the number of jurisdictions and separate payrolls, and thus the significant time and effort, involved in identifying the median employee. The number and jurisdictions of the excluded non-U.S. employees were as follows: 68 in China, 68 in the Netherlands, 67 in Germany, 53 in Brazil, 33 in Spain, 27 in Singapore, 21 in France, 20 in Ireland, 17 in Mexico, 14 in Colombia, 7 in Puerto Rico, 5 in the United Arab Emirates, 4 in Switzerland, 3 in Sweden, 2 in Argentina, 2 in Japan, 1 in Dubai, 1 in Hong Kong and 1 in Malaysia.

d.
As permitted under the Pay Ratio Rule, the employee population for determining our median employee in 2018 also did not include 221 employees of Brahmin Leather Works, LLC and 263 employees of Nephila Holdings Ltd., which we acquired in transactions that closed on October 1, 2018 and November 14, 2018, respectively.

e.
To identify the median employee from our employee population as of October 1, 2018, we consistently compared the amount of compensation for all our employees (excluding our Co-PEOs) included in the calculation as reflected in our payroll records for the period from January 1 to September 30, 2018 using the equivalent of Medicare taxable wages as reported in IRS Form W-2. For our employees who were paid in a currency other than U.S. dollars, these amounts were converted into U.S. dollars at the applicable exchange rates at October 1, 2018.

2.
For purposes of determining annual total compensation for 2019 for our median employee and each of our Co-PEOs, we used the same method used to determine the respective amounts reported for our Co-PEOs in the “Total” column of our 2019 Summary Compensation Table included in this Proxy Statement, plus personal benefits that aggregate less than $10,000 and compensation under non-discriminatory benefit plans. For each of our Co-PEOs, this included $26,255 and $11,631, respectively, in personal benefits and compensation under non-discriminatory benefit plans not reflected in the Summary Compensation Table.

OTHER MATTERS
The Board knows of no other matters which will be brought before the meeting. However, if any other matters are properly presented, or if any question arises as to whether any matter has been properly presented and is a proper subject for shareholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.
SHAREHOLDER PROPOSALS
Business Proposals for Inclusion in the Proxy Materials for the 2021 Annual Meeting of Shareholders
Any shareholder desiring to make a proposal to be acted upon at the 2021 Annual Meeting of Shareholders must present the proposal to the Company at its principal executive offices in Glen Allen, Virginia, no later than November 24, 2020 in order for the proposal to be included in the Company’s proxy materials. Any such proposal should meet the applicable requirements of the Exchange Act and the rules and regulations thereunder.
Business Proposals for Consideration at the 2021 Annual Meeting of Shareholders
Any shareholder wishing to bring a matter (other than the nomination of a director or a matter to be included in the Company’s proxy materials) before the 2021 Annual Meeting of Shareholders must give notice in writing to the Secretary of the Company, by registered or certified United States mail, delivered by February 10, 2021. The notice must set forth as to each matter to be brought before the meeting: (i) a brief description of the business to be brought before the meeting, including the complete text of any resolutions to be presented for a vote; (ii) the name and address of record of the shareholder making the proposal; (iii) the number of shares of the Company’s Common Stock beneficially owned by the shareholder; and (iv) any material interest of the shareholder in the business to be brought before the meeting. Any matter brought before the meeting of shareholders other than in compliance with these procedures may be ruled out of order by the chairman of the meeting.
Director Nominees for Inclusion in the Proxy Materials for the 2021 Annual Meeting of Shareholders
Any shareholder, or group of up to 20 shareholders, who has owned at least 3% of the outstanding shares of the Company’s Common Stock continuously for at least three years, is eligible, in the aggregate, to nominate and include director nominees (up to the greater of 2 or 20% of the number of directors on the Board) in the Company’s proxy materials for the 2021 Annual Meeting of Shareholders, provided that the shareholder(s) and the nominee(s) satisfy the requirements of the Company’s Bylaws. Any eligible shareholder, or group of shareholders, wishing to do so, must give notice in writing of the proposed nomination, along with certain nomination materials, to the Secretary of the Company, by registered or certified United States mail, delivered no later than November 24, 2020 and no earlier than October 25, 2020. The notice and accompanying nomination materials must meet the requirements set forth in the Company’s Bylaws, which are publicly available on the Company’s website, www.markel.com/our-governance.
Director Nominees for Consideration at the 2021 Annual Meeting of Shareholders
Any shareholder wishing to nominate a director at the 2021 Annual Meeting of Shareholders (other than the nomination of director to be included in the Company’s proxy materials) must give notice in writing of the proposed nomination to the Secretary of the Company, by registered or certified United States mail, delivered not less than 60 days in advance of the meeting (except that, if public disclosure of the meeting is made less than 70 days before the meeting, the notice must be delivered within 10 days following such public disclosure). The notice must set forth: (i) the name and address of record of the shareholder making the nomination and the name and address of the nominee(s); (ii) the number of shares of the Company’s Common Stock beneficially owned by the shareholder; (iii) a description of all arrangements or understandings between or among the shareholder and each nominee and any other person or persons (naming such person or persons) in accordance with which the nomination is being made by the shareholder; (iv) information regarding each nominee equivalent to that required to be included in a proxy statement filed under the rules of the SEC if the nominee had been nominated by the Board; and (v) a consent of the nominee to serve as a director, if elected. Any nomination brought before the meeting other than in compliance with these procedures may be ruled out of order by the chairman of the meeting.

By Order of the Board of Directors

Richard R. Grinnan, Secretary
March 24, 2020

MARKEL CORPORATION
2020 EMPLOYEE STOCK PURCHASE PLAN
EFFECTIVE May 18, 2020

1.	Purpose
The purpose of the Plan is to provide Eligible Employees of Markel and each of its Designated Subsidiaries with the opportunity to purchase Stock in Markel, thereby encouraging employees to share in the economic growth and success of the company through Stock ownership.
The Plan is divided into two components: a component that is intended to constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code (the “Qualified Plan Component”) and a component that does not constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code (the “Non-Qualified Plan Component”). Markel intends that any ambiguity in the Qualified Plan Component or any Qualified Offering (as defined below) be resolved to effect its intent that the Qualified Plan Component constitute an “employee stock purchase plan” as so defined.
The Plan supersedes and replaces the Markel Corporation 2016 Employee Stock Purchase and Bonus Plan (the “Prior Plan”). No further shares of Common Stock will be purchased under the Prior Plan on or after the effective date of this Plan. However, any Stock Bonus Awards, Special Stock Bonus Awards and Company Incentive Payments under the Prior Plan that are outstanding as of the effective date of the Plan with respect to shares purchased or Loans borrowed under the Prior Plan prior to the effective date of the Plan shall remain outstanding and payable in accordance with the terms and conditions of the Prior Plan. In addition, all Loans under the Prior Plan outstanding as of the effective date of the Plan shall remain outstanding and repayable in accordance with the terms and conditions of the Prior Plan. After settlement or repayment of all such outstanding awards and Loans, the Prior Plan shall terminate.

2.	Effective Date
This Plan shall become effective on May 18, 2020, subject to approval by Markel’s shareholders.

3.	Definitions
3.1    “Account” shall mean the separate bookkeeping account which shall be established and maintained by the Administrator for each Participant for each Offering Period to record the Contributions made on his or her behalf to purchase Stock under the Plan.
3.2    “Administrator” shall mean the Compensation Committee of the Board of Directors of Markel or a duly-authorized delegate.
3.3    “Beneficiary” shall mean the one or more persons designated by the Participant in accordance with the procedures established by the Administrator who is entitled to receive amounts contributed by the Participant and/or act on behalf of the Participant pursuant to section 12.
3.4    “Board” shall mean the Board of Directors of Markel.
3.5    “Change in Control” shall mean an occurrence of any of the following events: (a) an acquisition (other than directly from Markel) of any voting securities of Markel (the “Voting Securities”) by any “person or group” (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an employee benefit plan of Markel, immediately after which such person or group has “Beneficial Ownership” (within the meaning of Rule 13d-3 of the Exchange Act) of more than fifty percent (50%) of the combined voting power of Markel’s then outstanding Voting Securities; or (b) the consummation of (i) a merger, consolidation or reorganization involving Markel, unless (A) the shareholders of Markel immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the entity resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, and (B) at least a majority of the members of the Board of Directors of the Surviving Corporation were directors of Markel immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of Markel.

3.6    “Code” shall mean the Internal Revenue Code of 1986, as amended.
3.7    Contributions” shall mean the payroll deductions or, for Non-Qualified Offerings only, and only to the extent provided for in the Non-Qualified Offering by the Administrator, lump-sum payments or other contributions that a Participant contributes to fund the exercise of an Option pursuant to the Offering. Contributions made in currencies other than U.S. Dollars will be converted into U.S. Dollars at the then existing exchange rate as determined by the Administrator.
3.8    “Designated Subsidiary” shall mean a Subsidiary that the Administrator has designated as eligible to participate in the Plan. Unless otherwise provided by the Administrator, Markel Services, Inc. shall be on the only Designated Subsidiary with respect to any Qualified Offering. The Administrator shall designate from time to time which Subsidiaries will be eligible to participate in the Plan with respect to any Non-Qualified Offering.
3.9    “Director” shall mean a non-employee member of the Board.
3.10    “Eligible Employee” shall mean each regular full-time and part-time employee of Markel or a Designated Subsidiary, excluding any individual who is classified as an independent contractor in Markel’s or a Designated Subsidiary’s regular payroll system. With respect to any Qualified Offering, Eligible Employee shall exclude any employee who would own (immediately after the grant of an Option under the Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Markel or any of its Subsidiaries based on the rules set forth in section 423(b)(3) and section 424 of the Code. In addition, with respect to any Qualified Offering, Options will be granted to all Eligible Employees of any corporation whose employees are granted any of such Options by reason of their employment by that corporation, provided that the Administrator may, prior to an Enrollment Period for a Qualified Offering under the Plan and in an identical manner to all employees of every corporation whose employees are granted Options under the Qualified Offering, determine that the Eligible Employees with respect to such Qualified Offering will not include -
(a)    an employee who has been employed less than 2 years (within the meaning of the Code section 423(b)(4)(A)) (or such lesser period of time as may be determined by the Administrator);
(b)    an employee who customarily is employed (within the meaning of Code section 423(b)(4)(B)) 20 hours or less per week (or such lesser period of time as may be determined by the Administrator);
(c)    an employee who customarily is employed (within the meaning of Code section 423(b)(4)(C)) for not more than 5 months in any calendar year (or such lesser period of time as may be determined by the Administrator);
(d)    an employee who is a highly-compensated employee within the meaning of Code section 414(q) with compensation above a certain level, and/or is an officer or subject to disclosure requirements of section 16(a) of the Exchange Act, or some other sub-category of highly compensated employees above a designated grade level, and
(e)    an employee who is a citizen or resident of a foreign jurisdiction if the grant of an Option under the Plan or Offering to such person is prohibited under the laws of such foreign jurisdiction or if compliance with the laws would cause the Plan or Offering to violate the requirements of Code section 432.
With respect to any Non-Qualified Offering, the Administrator may establish eligibility conditions pursuant to which certain employees of Markel or any Designated Subsidiary may be excluded from participation in such Non-Qualified Offering.
3.11    “Enrollment Period” shall mean, with respect to any Qualified Offering, the period preceding the start of a Qualified Offering during which Eligible Employees may elect to participate in the Plan for such Qualified Offering. The Administrator shall establish the timing and duration of each Enrollment Period for each Qualified Offering. The Administrator may establish procedures for enrolling Eligible Employees or Directors in Non-Qualified Offering Periods in its discretion.
3.12    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
3.13    “Fair Market Value” as of any date shall mean the closing sales price for a share of Stock as reported on the New York Stock Exchange on such date; provided, if any given day for which the Fair Market Value of a share of Stock is to be determined is not a business day, the Fair Market Value shall be deemed to be the closing sales price for a share of Stock on the most recent business day before such day.

3.14    “Markel” shall mean Markel Corporation, a Virginia corporation
3.15    “Offering” shall mean an offer under the Plan to purchase shares of Stock on a Purchase Date. An Offering may be an Offering under the Qualified Plan Component (a “Qualified Offering”) or under the Non-Qualified Plan Component (a “Non-Qualified Offering”).
3.16    “Offering Period” shall mean a period established by the Administrator during which Contributions shall be made pursuant to an Offering under the Plan. Unless otherwise established by the Administrator prior to the beginning of a Qualified Offering, all Offering Periods for Qualified Offerings (“Qualified Offering Periods”) shall be approximately the length of a calendar quarter, and shall begin on the first business day of a calendar quarter and shall end on the last business day of the same calendar quarter. The first Qualified Offering Period shall begin on July 1, 2020 and end on September 30, 2020. Unless otherwise established by the Administrator prior to the beginning of a Non-Qualified Offering, all Offering Periods for Non-Qualified Offerings (“Non-Qualified Offering Periods”) shall be approximately the length of a month, and shall begin on the first business day on or after the sixteenth (16th) day of a calendar month and shall end on the last business day on or before the fifteenth (15th) day of the following calendar month; provided that the first Non-Qualified Offering Period shall begin on July 1, 2020 and end on July 15, 2020. In no event shall any Offering Period exceed twenty seven (27) months.
3.17    “Option” shall mean a Participant’s right to purchase shares of Stock in an Offering under the Plan, in accordance with and subject to the terms of such Offering.
3.18    “Participant” shall mean, for each Offering, an Eligible Employee or Director who has satisfied the requirements set forth in section 7 to participate in such Offering. A Participant who is an Eligible Employee is referred to as an “Employee Participant” and a Participant who is a Director is referred to as a “Director Participant.”
3.19    “Participating Employer” shall mean, for each Employee Participant as of any date, Markel or a Designated Subsidiary, whichever employs the Employee Participant as of such date.
3.20    “Payroll Deduction Authorization” shall mean the participation election and payroll deduction authorization form which an Eligible Employee shall be required to properly complete and timely file with the Administrator to participate in the Plan for the related Offering Period. The Administrator shall establish rules and procedures relating to how Eligible Employees may submit Payroll Deduction Authorizations (which may include online or electronic enrollment) and the times during which Payroll Deduction Authorizations must be submitted.
3.21    “Plan” shall mean this Markel Corporation 2020 Employee Stock Purchase Plan as set forth herein and as hereafter amended from time to time.
3.22    “Purchase Date” shall mean, for each Offering Period, the last day of such Offering Period.
3.23    “Purchase Price” shall mean the price at which shares of Stock shall be purchased in an Offering. For any Qualified Offering, the Purchase Price shall equal the lower of (a) eighty-five percent (85%) of the Fair Market Value of a share of Stock on the first day of the Offering Period or (b) eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Purchase Date, or such higher percentage(s) as may be determined by the Administrator for such Offering. For any Non-Qualified Offering, the Purchase Price shall equal 90% of the Fair Market Value of a share of Stock on the Purchase Date, or such higher percentage as may be determined by the Administrator for such Offering.
3.24    “Stock” shall mean the Common Stock of Markel, no par value.
3.25    “Subsidiary” shall mean, for purposes of the Qualified Plan Component, a subsidiary corporation of Markel as defined under Code section 424(f), and for purposes of the Non-Qualified Plan Component, any subsidiary of Markel as determined by the Administrator.

4.Offerings
(a)    Offerings to purchase shares of Stock shall be made to Eligible Employees and Directors in accordance with the Plan from time to time at the discretion of the Administrator. The Administrator will determine the terms of each Offering, which will be set forth in writing (or electronic form), provided that all employees granted Options under a Qualified Offering shall have the same rights and privileges in accordance with the requirements of section 423(b)(5) of the Code. In any Qualified Offering, Options can be granted only to Eligible Employees and only to purchase Stock.
(b)    Directors are only eligible to participate in the Non-Qualified Plan Component and, unless otherwise provided by the Administrator, shall only be eligible to participate in the Non-Qualified Offerings during which they are otherwise scheduled to receive a payment of cash fees for their services on the Board. For any Non-Qualified Offering for which they are eligible, Directors may elect to contribute all or a portion of such fees that they would otherwise receive during such Offering Period toward the purchase of Stock on the Purchase Date for such Offering Period, in accordance with the terms and conditions that otherwise apply to such Offering. The Administrator shall establish the terms for the Directors’ participation in any Non-Qualified Offerings for which they may be eligible, provided that the maximum amount that a Directory may contribute on an aggregate basis for all Non-Qualified Offerings during any calendar year shall not exceed the total amount of the Director’s cash fees for services on the Board for such year.

5.	Shares Available Under the Plan
Subject to adjustment as provided in section 14, a maximum of 125,000 shares of Stock shall be reserved for purchase upon the exercise of Options granted under the Qualified Plan Component, and an additional maximum of 125,000 shares of Stock shall be reserved for purchase upon the exercise of Options granted under the Non-Qualified Plan Component (for a total combined share reserve of 250,000). Shares reserved for issuance under the Qualified Plan Component may not be issued under the Non-Qualified Plan Component, and vice versa. Any shares of Stock which are subject to Options granted as of the first day of an Offering Period but which are not purchased on the related Purchase Date shall again become available under the applicable Plan component from which the Options were granted. Shares purchased under the Plan will be, at Markel’s discretion, either newly issued shares, shares already owned by Markel (treasury stock), or shares purchased for Participants in the open market, or any combination of the foregoing.

6.	Administration
The Administrator shall be responsible for the administration of the Plan and shall have the power in connection with such administration to interpret the Plan, to establish rules and procedures it deems appropriate to administer the Plan, and to take such other action in connection with such administration as it deems necessary or equitable under the circumstances. The Administrator also shall have the power to delegate the duty to perform such administrative functions as the Administrator deems appropriate under the circumstances and any action taken in accordance with such delegation shall be considered the action of the Administrator. Any person or management committee to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Administrator for such function. Any action or inaction by or on behalf of the Administrator under the Plan shall be final and binding on each Eligible Employee, Director, Participant and on each other person who makes a claim under the Plan based on the rights, if any, of any such Eligible Employee, Director or Participant under the Plan.

7.	Participation
(a)    An Eligible Employee who is eligible to participate in the Qualified Plan Component may become a Participant in the Plan by submitting a properly completed Payroll Deduction Authorization to the Administrator on or before the last day of the Enrollment Period for a Qualified Offering. An Eligible Employee who is eligible to participate in the Qualified Plan Component may not submit a separate Payroll Deduction Authorization for a Non-Qualified Offering unless otherwise provided by the Administrator. An Eligible Employee who is eligible to participate in the Non-Qualified Plan Component (but not the Qualified Plan Component) may become a Participant in the Plan by submitting a properly completed Payroll Deduction Authorization to the Administrator in accordance with the procedures established by the Administrator for a Non-Qualified Offering. Unless otherwise provided by the Administrator, only employees who are Eligible Employees on the first day of an Enrollment Period, and whose employment as an Eligible Employee continues until the start of the related Qualified Offering, may participate in the Qualified Offering. Employment as an Eligible Employee shall not be treated as interrupted by a transfer directly between Markel and any Designated Subsidiary which is participating in the Qualified Offering or between one

Designated Subsidiary participating in the Offering and another Designated Subsidiary participating in the same Qualified Offering.
(b)    In addition, an Eligible Employee who is eligible to participate in the Non-Qualified Plan Component (regardless of whether he or she is also eligible to participate in the Qualified Plan Component) may become a Participant in the Plan by making a lump-sum cash Contribution prior to the Purchase Date for a Non-Qualified Offering in accordance with procedures established by the Administrator.
(c)    A Payroll Deduction Authorization shall require an Eligible Employee to provide such information and to take such action as the Administrator in its discretion deems necessary or helpful to the orderly administration of the Plan, including specifying (in accordance with section 8) his or her Contributions to purchase shares of Stock pursuant to the Offering. Unless an Employee Participant files a new Payroll Deduction Authorization during a subsequent Enrollment Period, stops his or her Contributions (or otherwise modifies a Payroll Deduction Authorization) in accordance with section 8(c), or terminates employment or otherwise ceases to be an Eligible Employee pursuant to section 12, he or she will remain a Participant and his or her Payroll Deduction Authorization will continue in effect at the same Contribution rate for future Offering Periods under the Plan as long as the Plan remains in effect. The Administrator may establish procedures (applied on a uniform and nondiscriminatory basis) for enrolling newly hired Eligible Employees or employees who otherwise become Eligible Employee during an Enrollment Period (before the start of the related Offering Period). Otherwise, an Eligible Employee who is hired or who otherwise becomes eligible after the start of an Enrollment Period for an Offering must wait until the Enrollment Period for the next Offering to enroll.
(d)    With respect to Directors, the Administrator shall determine the Enrollment Periods, the form pursuant to which Directors may authorize Contributions of their cash fees for service on the Board for the applicable Non-Qualified Offering Period, and all other terms of the Directors’ participation in any Non-Qualified Offering, including whether such authorizations automatically continue for subsequent Non-Qualified Offerings for which the Director may be eligible or whether Directors must submit new authorization forms for each subsequent period.

8.	Contributions
(a)    Contribution Types. Contributions for a Qualified Offering may be made by payroll deduction only. Contributions for a Non-Qualified Offering by Employee Participants may be made either by payroll deduction or in lump sum payments by cash, check, or wire transfer prior to a Purchase Date, in accordance with procedures established by the Administrator. Contributions for a Non-Qualified Offering by Director Participants may be made in accordance with procedures established by the Administrator in accordance with Section 4(b). In addition, the Administrator may establish procedures in accordance with Code section 423(b)(5) pursuant to which any payroll deduction Contributions elected by an Employee Participant for a Qualified Offering that would otherwise exceed the Statutory Limitation set forth in Section 9(c) below or any other limitation under the Qualified Plan Component for such Qualified Offering will be contributed instead to the Participant’s Account under the Non-Qualified Plan Component and used to purchase shares of Stock on the Purchase Date for the next Non-Qualified Offering Period ending after the end of the Qualified Offering Period during which such excess Contributions are contributed, and thereafter the Participant’s Payroll Deduction Authorization (unless modified in accordance with Section 8(c) below, or unless the Participant terminates employment or otherwise ceases to be an Eligible Employee in accordance with Section 12) will remain in effect for future Non-Qualified Offerings during the same calendar year, subject to and in accordance with the terms of each Non-Qualified Offering (a “Spill-Over Feature”). In no event shall Markel or any Designated Subsidiary make any matching contribution with respect to Participant Contributions under the Plan.
(b)    Payroll Deduction Authorizations. Each Payroll Deduction Authorization made under section 7 shall specify the Employee Participant’s Contributions for the Offering, which shall be a percentage of compensation (unless the Administrator determines that Contributions may be designated as a specific dollar amount) which he or she authorizes his or her Participating Employer to deduct from his or her compensation each pay period (as such pay period is determined in accordance with his or her Participating Employer’s standard payroll policies and practices) during the Offering Period for which such Payroll Deduction Authorization is in effect. For each Offering, the Administrator shall establish the definition of eligible “compensation” from which an Employee Participant’s payroll deduction Contributions will be taken, which for any Qualified Offering will be applicable to all Employee Participants in the Offering on an identical basis. The Administrator shall determine the elements of pay to be included in compensation for purposes of a Qualified Offering in compliance with Code section 423 and may change the definition on a prospective basis (provided it shall apply to all Employee Participants on an identical basis). For Director Participants, the Administrator shall determine the form for making Contribution and other terms of each Director Participant’s participation in any Non-Qualified Offering for which the Director Participant is eligible in accordance with Section 4(b). In addition, for any Offering, the Administrator may establish uniform rules regarding (i) required minimum Contribution levels and (ii) limitations on the dollar amounts (or percentages of compensation) that may be contributed, provided that all such limitations shall satisfy the requirements of section 423(b)(5) with respect to any Qualified Offering.
(c)    Modifications. An Employee Participant shall have the right to amend his or her Payroll Deduction Authorization after the end of an Enrollment Period to stop the Contributions which he or she previously had authorized for an Offering Period. Any such adjustment to an Employee Participant’s Contributions shall be effective as soon as administratively practicable after the Administrator receives the amended Payroll Deduction Authorization. The Employee Participant will be given the choice to receive a cash distribution of his or her accumulated Contributions for such Offering Period (without interest and at the prevailing currency exchange rate of conversion for Contributions made in currencies other than U.S. dollars) or to purchase shares of Stock at the end of the Offering Period with the accumulated Contributions through the date of such adjustment. No payroll deduction Contributions will be taken for future Offering Periods unless the Employee Participant submits a new Payroll Deduction Authorization during a subsequent Enrollment Period in accordance with section 7. Unless otherwise provided for by the Administrator with respect to an Offering, an Employee Participant shall not otherwise have the right to increase, decrease or reduce the payroll deduction Contributions which he or she previously had authorized for an Offering Period after the end of the Enrollment Period for such Offering Period. The Administrator may establish procedures and deadlines by which Employee Participants must make such amendments to a Payroll Deduction Authorization. The ability of Director Participants to modify Contributions for a Non-Qualified Offering after the Contribution has been authorized shall be determined in accordance with procedures established by the Administrator. Unless otherwise provided by the Administrator, an Eligible Employee or Director may not modify or rescind a lump-sum Contribution election after it has been submitted.
(d)    Account Credits, General Assets and Taxes. All payroll deduction Contributions made for an Employee Participant shall be credited to his or her Account as of the payday as of which the deduction is made. All other Contributions shall be credited to a Participant’s Account in accordance with procedures established by the Administrator. All Contributions shall be held by Markel, by Markel’s agent or by one, or more than one, Designated Subsidiary (as determined by the Administrator) as part of the general assets of Markel or any such Designated Subsidiary, and each Participant’s right to the Contributions credited to his or her Account shall be those of a general and unsecured creditor. No interest or earnings shall be credited to a Participant’s Account. All payroll deduction Contributions shall be taken on an after-tax basis. Unless otherwise provided by the Administrator, statements of purchase activity within a Participant’s Account (other than year-end Account statements, which will be mailed to Participants unless a Participant has consented to electronic delivery) will be made available to the Participant online or, if requested by a Participant, mailed to the Participant at the Participant’s address on file with the Plan.

9.	Granting of Option
(a)    General Rule. Subject to the remaining provisions of this section 9, each person who is a Participant for an Offering Period automatically shall be deemed to have been granted an Option to purchase the number of whole and fractional shares of Stock as may be purchased with the Contributions credited to the Participant’s Account during the applicable Offering Period. Notwithstanding the foregoing, the maximum number of shares of Stock that may be purchased by any Participant during any Qualified Offering shall not exceed fifty (50) shares, subject to adjustment under section 14 of the Plan, or such other maximum number of shares as the Administrator may establish for a particular Qualified Offering. Fractional shares may be purchased and will be combined with subsequent purchases of Stock to make whole shares where possible. Subject to the Spill-Over Feature procedures described in Section 8(a) above, any Contributions accumulated in a Participant’s Account which, for any reason, are not used to purchase shares of Stock will be returned to the Participant in cash (without interest and at the currency exchange rate of conversion for Contributions made in currencies other than U.S. dollars determined by the Administrator) and shall not be carried over to the next Offering.
(b)    Option Terms. Each such Option shall be exercisable only in accordance with the terms of the Plan and the applicable Offering pursuant to which the Option has been granted.
(c)    Statutory Limitation. No Option granted under the Qualified Plan Component to any Eligible Employee shall permit his or her rights to purchase shares of Stock under the Qualified Plan Component or under any other “employee stock purchase plan” (within the meaning of section 423 of the Code) of Markel or any of its Subsidiaries (within the meaning of section 424(f) of the Code) to accrue (within the meaning of section 423(b)(8) of the Code) at a rate which exceeds $25,000 of the Fair Market Value of such Stock for any calendar year (the “Statutory Limitation”). Such Fair Market Value shall be determined as of the first day of the Offering Period for which the Option is granted.

(d)    Insufficient Available Shares. If the number of shares of Stock available for purchase for any Offering Period is insufficient to cover the number of shares which Participants have elected to purchase, then each Participant’s Option to purchase shares of Stock for such Offering Period shall be reduced to the number of shares of Stock which the Administrator shall determine by multiplying the number of shares of Stock available for Options for such Offering Period by a fraction, the numerator of which shall be the number of shares of Stock for which such Participant would have been granted an Option under section 9(a) if sufficient shares were available and the denominator of which shall be the total number of shares of Stock for which Options would have been granted to all Participants under section 9(a) if sufficient shares were available.

10.	Exercise of Option
Unless an Employee Participant files an amended Payroll Deduction Authorization to stop Contributions and chooses a cash distribution under section 8(c), or terminates employment or otherwise ceases to be an Eligible Employee pursuant to section 12, or unless a Director Participant ceases to be a member of the Board pursuant to Section 12, in each case on or before the Purchase Date for an Offering Period for which he or she has made Contributions, his or her Option shall be exercised automatically on such Purchase Date for the purchase of as many whole and fractional shares of Stock as the balance credited to his or her Account as of that date will purchase at the Purchase Price for such shares of Stock. Unless otherwise provided by the Administrator for a particular Offering, (i) the minimum amount of Contributions an Employee Participant can make in the form of payroll-deduction Contributions for any payroll period shall be fifty U.S. Dollars ($50) and the minimum amount of Contributions a Participant can make in the form of a lump-sum payment shall be one thousand U.S. Dollars ($1,000) (or, in either case, the equivalent amount in any foreign currency, converted into U.S. Dollars at the currency exchange rate as determined by the Administrator), and any Contributions below such amount shall be distributed to the Participant in cash (without interest and at the currency exchange rate of conversion for Contributions made in currencies other than U.S. dollars determined by the Administrator) as soon as administratively practicable following the end of such Offering Period); and (ii) the maximum amount of Contributions an Employee Participant can make in the form of payroll-deduction Contributions for any payroll period shall be twenty-five thousand U.S. Dollars ($25,000) and the maximum amount of Contributions a Participant can make in the form of a lump sum payment shall be one hundred and fifty thousand U.S. Dollars ($150,000) (or, in either case, the equivalent amount in any foreign currency, converted into U.S. Dollars at the currency exchange rate as determined by the Administrator), and subject for Director Participants to the limit set forth in Section 4(b) above, and any excess above such amounts as of the Purchase Date for such Offering shall be distributed to the Participant in cash (without interest and at the currency exchange rate of conversion for Contributions made in currencies other than U.S. dollars determined by the Administrator) as soon as administratively practicable after the end of the Offering Period. The Administrator may establish additional limits (in accordance with Section 423(b)(5) for any Qualified Offering) on the amount that any Participant may contribute during any Offering Period.

11.	Delivery of Shares; Holding Period.
Whole and fractional shares of Stock purchased upon the exercise of an Option under the Plan may be registered in book entry form or represented in certificate form and shall be held for the Participant in an investment account maintained by the Plan’s third-party custodian. The shares of Stock in a Participant’s investment account shall be registered in the Participant’s name. No Participant (or any person who makes a claim through a Participant) shall have any interest in any shares of Stock subject to an Option until such Option has been exercised and the related shares of Stock have been registered in the Participant’s investment account. The Administrator may impose restrictions on the sale or transfer of shares held in a Participant’s investment account, in accordance with Code section 423 with respect to any shares of Stock purchased under the Qualified Plan Component. Unless otherwise provided by the Administrator, (i) any shares of Stock purchased upon exercise of an Option under the Qualified Plan Component (w) may not be sold or disposed of by a Participant prior to the first anniversary of the Option exercise date, and (x) may not be transferred out of the Participant’s investment account prior to the second anniversary of the Option grant date (the “Qualified Plan Holding Period”); and (ii) any shares of Stock purchased upon exercise of an Option under the Non-Qualified Plan Component (y) may not be sold or disposed of by a Participant prior to the first anniversary of the Option exercise date, and (z) may not be transferred out of the Participant’s investment account prior to the first anniversary of the Option exercise date (the “Non-Qualified Plan Holding Period” and, together with the Qualified Plan Holding Period, the “Holding Period”). After the Holding Period expires with respect to any shares of Stock held in a Participant’s investment account, such shares may be transferred to the Participant or to a brokerage account designated by the Participant upon the Participant’s request and as directed by the Participant. The Administrator may establish additional procedures for or restrictions on the sale or transfer of fractional shares of Stock. Any fees associated with the sale or transfer of any shares shall be borne by the Participant.

12.	Termination of Employment or Other Service; Death
If an Employee Participant’s employment with Markel or with a Designated Subsidiary or if a Director Participant’s service on the Board terminates before the Purchase Date for an Offering Period for any reason whatsoever (including death but in such case only if the Administrator has timely notice of such death), then his or her Account shall be distributed to the Participant in cash (without interest and at the currency exchange rate of conversion for Contributions made in currencies other than U.S. dollars determined by the Administrator) as soon as administratively practicable after the date his or her employment or Board service terminates. If an Employee Participant otherwise ceases to be an Eligible Employee with respect to an Offering on or before the Purchase Date with respect to such Offering, the Employee Participant’s aggregate Contributions for such Offering shall be distributed to the Employee Participant in cash (without interest and at the currency exchange rate of conversion for Contributions made in currencies other than U.S. dollars determined by the Administrator) as soon as administratively practicable after the date he or she ceases to be eligible. Payment shall occur as soon as administratively practicable (and in any event by no later than the March 15th following the end of the applicable Offering Period) and shall be made to the Participant or (in the case of the Participant’s death) to the Beneficiary or estate if no Beneficiary is selected. However, if an Employee Participant is transferred directly between Markel and a Designated Subsidiary participating in an Offering or between one Designated Subsidiary participating in an Offering and another Designated Subsidiary participating in the same Offering, his or her employment shall not be treated as having terminated merely because of such transfer. In the case of a leave of absence, the Administrator shall have the authority to determine if and when an Employee Participant’s employment has terminated in its sole discretion.

13.	Transferability
Neither the balance credited to a Participant’s Account nor any rights to the exercise of an Option or to receive shares of Stock under the Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by any other person during his or her lifetime, and any attempt to do so shall be without effect; provided, however, that the Administrator in its absolute discretion may treat any such action as an election by an Employee Participant to cease future Contributions and withdraw the balance credited to his or her Account in accordance with section 8(c).

14.	Adjustment
The number of shares of Stock covered by outstanding Options granted pursuant to the Plan, the related Purchase Price, the number of shares of Stock available under each component of the Plan, the maximum limitation on shares purchasable during an Offering Period, and any other similar terms shall be adjusted by the Board in an equitable manner to reflect any Stock split, Stock dividend or other similar change in the capitalization of Markel without the receipt of consideration by Markel. An adjustment made under this section 14 by the Board shall be conclusive and binding on all affected persons.

15.	Amendment or Termination
This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate, and any such amendment shall be subject to the approval of Markel’s shareholders to the extent such approval is required under section 423 of the Code, other applicable law or stock exchange listing requirements. The Board also may terminate the Plan or any Offering made under the Plan at any time.

16.	Change in Control
In the event of a Change in Control, (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Options or may substitute similar options for outstanding Options (with respect to Options granted under the Qualified Plan Component, in accordance with Code section 424), or (ii) otherwise, all outstanding Options under the Plan shall automatically be exercised immediately prior to the consummation of such Change in Control by causing all amounts credited to each Participant’s Account to be applied to purchase as many shares of Stock pursuant to the Participant’s Option as possible at the Purchase Price, subject to the limitations set forth in the Plan. The Administrator shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of a Change in Control and Participants shall, following the receipt of such notice, have the right to terminate their Contributions and receive a cash distribution of their Accounts prior to the effective date of such Change in Control.

17.	Acquisitions and Dispositions
The Administrator may, in its sole and absolute discretion, create special Offering Periods for individuals who become Eligible Employees solely in connection with the acquisition of a controlling interest in another company or business by a stock acquisition, merger, reorganization or purchase of assets and, notwithstanding anything in the Plan to the contrary, may provide for special Purchase Dates for Employee Participants who will cease to be Eligible Employees solely in connection with the disposition of all or a portion of any Designated Subsidiary or a portion of Markel, which Offering Periods and Purchase Dates granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Administrator considers appropriate under the circumstances.

18.	Indemnity
Markel shall, consistent with applicable law, indemnify members of the Administrator from any liability, loss or other financial consequence with respect to any act or omission relating to his or her conduct in the performance of his or her duties under the Plan, except in relation to matters as to which he or she acted fraudulently or in bad faith in the performance of such duties.

19.	Notices
All Payroll Deduction Authorizations and other communications from a Participant to the Administrator under, or in connection with, the Plan shall be deemed to have been filed with the Administrator when actually received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt of such authorizations and communications.

20.	Employment
No offer under the Plan shall constitute an offer of employment, and no acceptance of an offer under the Plan shall constitute an employment agreement. Any such offer or acceptance shall have no bearing whatsoever on the employment relationship between any Eligible Employee and Markel or any subsidiary of Markel, including a Designated Subsidiary.

21.	Payment of Expenses Related to Plan
The cost, if any, for the delivery of shares of Stock to a Participant or commissions upon the sale of Stock shall be paid by the Participant using such service. Other expenses associated with the Plan, if any, at the discretion of the Administrator, will be allocated as deemed appropriate by the Administrator.

22.	Optionees Not Stockholders
Neither the granting of an Option to an employee, nor the deductions from his or her pay shall cause such employee to be a shareholder of the Stock covered by an Option until such shares of Stock have been purchased by and issued to him or her.

23.	Taxes
As a condition of participation in the Plan, a Participant shall make such arrangements as Markel or the Participating Employer may require for the satisfaction of any applicable U.S. federal, state, local or foreign tax withholding, and any other required deductions or payments that may arise in connection with the grant or exercise of an Option under the Plan or the sale or disposition of any shares of Stock acquired upon exercise thereof. Markel shall not be required to issue any shares of Stock under the Plan until such obligations are satisfied.

24.	Compliance with Applicable Law
No Options may be exercised to any extent unless the shares of Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended, and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan.

25.	Code Section 409A
Options granted under the Non-Qualified Plan Component are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception or compliant with Section 409A of the Code and any ambiguities will be construed and interpreted in accordance with such intent.

26.	Headings, References and Construction
The headings to sections in the Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to sections (section) in the Plan shall be to sections (section) of the Plan. This Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia.
* * * * *

IN WITNESS WHEREOF, Markel Corporation has caused this instrument to be duly executed in its name and on its behalf as of the date set forth below.
MARKEL CORPORATION

By:    ____________________________________
Name:
Title:

Date:    ____________________________________

ANNUAL MEETING OF SHAREHOLDERS OF

MARKEL CORPORATION

May 11, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting, Proxy Statement and Annual Report to Shareholders are available at http://www.markel.com/proxymaterials

Please complete, sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

051120

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.
PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Election of Directors:			
K. Bruce Connell	☐	☐	☐
Thomas S. Gayner	☐	☐	☐
Stewart M. Kasen	☐	☐	☐
Diane Leopold	☐	☐	☐
Lemuel E. Lewis	☐	☐	☐
Anthony F. Markel	☐	☐	☐
Steven A. Markel	☐	☐	☐
Darrell D. Martin	☐	☐	☐
Harold L. Morrison, Jr.	☐	☐	☐
Michael O'Reilly	☐	☐	☐
Richard R. Whitt, III	☐	☐	☐
2. Advisory vote on approval of executive compensation.	☐	☐	☐
3. Approve the Company's 2020 Employee Stock Purchase Plan.	☐	☐	☐
4. Ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company's independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

5. In their discretion on such other matters as may properly come before the meeting or, if any nominee listed in Proposal 1 herein is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.

This proxy when properly executed will be voted as directed. **WHERE NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.**

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

MARKEL CORPORATION

Proxy Solicited on Behalf of the Board of Directors for

The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated March 24, 2020, hereby appoints Thomas S. Gayner, Richard R. Whitt, III and Richard R. Grinnan (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of Common Stock of Markel Corporation held of record by the undersigned on March 3, 2020, at the Annual Meeting of Shareholders to be held on May 11, 2020, and any adjournment thereof.

(Please complete, sign and date on the reverse side.)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

MARKEL CORPORATION

May 11, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting, Proxy Statement and Annual Report to Shareholders are available at http://www.markel.com/proxymaterials

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

051120

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.
PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:	FOR	AGAINST	ABSTAIN
K. Bruce Connell	☐	☐	☐
Thomas S. Gayner	☐	☐	☐
Stewart M. Kasen	☐	☐	☐
Diane Leopold	☐	☐	☐
Lemuel E. Lewis	☐	☐	☐
Anthony F. Markel	☐	☐	☐
Steven A. Markel	☐	☐	☐
Darrell D. Martin	☐	☐	☐
Harold L. Morrison, Jr.	☐	☐	☐
Michael O'Reilly	☐	☐	☐
Richard R. Whitt, III	☐	☐	☐
2. Advisory vote on approval of executive compensation.	☐	☐	☐
3. Approve the Company's 2020 Employee Stock Purchase Plan.	☐	☐	☐
4. Ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company's independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

5. In their discretion on such other matters as may properly come before the meeting or, if any nominee listed in Proposal 1 herein is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.

This proxy when properly executed will be voted as directed. WHERE NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BROADRIDGE FINANCIAL SOLUTIONS, INC.

BROADRIDGE CORPORATE ISSUER SOLUTIONS
PO BOX 1342T., SUITE 1300
BRENTWOOD, NY 11717

BROADRIDGE
FINANCIAL SOLUTIONS, INC. **
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

MARKEL CORPORATION

THIS IS A VOTING INSTRUCTION FORM.
You are receiving this voting instruction form because you hold shares in the above security. You have the right to vote on proposals being presented at the upcoming Annual Meeting to be held on **05/11/20.**

Make your vote count.

Vote must be received by ***05/10/2020*** *to be counted.*

→ **1472 0797 1133 0441**

Visit www.ProxyVote.com	Call 1-800-454-8683	Return this form in the enclosed postage-paid envelope.	Vote in person the day of the meeting.

Scan to view materials and vote via smartphone.

Voting on www.ProxyVote.com is easy and fast!

Go to www.ProxyVote.com, enter the control number above and vote!

The following proxy materials for the meeting are available at www.ProxyVote.com:
The Annual Report, Notice & Proxy Statement

VOTING INSTRUCTIONS

As the record holder for your shares, we will vote your shares based on your instructions.

Please provide us with your voting instructions before the meeting. If you do not provide us with your voting instructions, we may vote your shares at our discretion on those proposals we are permitted to vote on by New York Stock Exchange rules.

If you sign and return this form, we will vote any unmarked items based on the board's recommendations.

If your securities are held by a bank, your securities cannot be voted without your specific instructions.

X

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. PLEASE USE BLUE OR BLACK INK AND RETURN ONLY THE BOTTOM PORTION.

MARKEL CORPORATION

Please check this box if you plan to attend the Meeting and vote your shares in person. ☐

11

The Board recommends you vote FOR the following director nominee(s):1A through 1K

	For	Against	Abstain
1A. Election of Director: K. Bruce Connell	☐	☐	☐
1B. Election of Director: Thomas S. Gayner	☐	☐	☐
1C. Election of Director: Stewart M. Kasen	☐	☐	☐
1D. Election of Director: Diane Leopold	☐	☐	☐
1E. Election of Director: Lemuel E. Lewis	☐	☐	☐
1F. Election of Director: Anthony F. Markel	☐	☐	☐
1G. Election of Director: Steven A. Markel	☐	☐	☐
1H. Election of Director: Darrell D. Martin	☐	☐	☐
1I. Election of Director: Harold L. Morrison, Jr.	☐	☐	☐
1J. Election of Director: Michael O'Reilly	☐	☐	☐
1K. Election of Director: Richard R. Whitt, III	☐	☐	☐

The Board recommends you vote FOR the following proposal(s):2, 3 and 4

NOTE Such other business as may properly come before the meeting or any adjournment thereof.

V17711 R1.0.1.18 0000262387_1

Signature [PLEASE SIGN WITHIN BOX] Date

1472 0797 1133 0441 05/11/20 123,456,789,012.00000
570535104 *****ACCOUNT P31776-01S GS2